EXHIBIT 2.1

SALE AND PURCHASE AGREEMENT OF ORDINARY ISSUED SHARE CAPITAL

DATED NOVEMBER 29, 2021

BY AND BETWEEN

GOLDEN MATRIX GROUP, INC.,
A NEVADA CORPORATION,

‘THE PURCHASER’

AND

MARK WEIR AND PAUL HARDMAN, INDIVIDUALS,
AS SHAREHOLDERS OF
RKINGSCOMPETITIONS LTD, A PRIVATE LIMITED COMPANY FORMED AND REGISTERED IN AND UNDER THE LAWS OF NORTHERN IRELAND (COMPANY NO. NI656489)

‘THE SELLERS’

TABLE OF CONTENTS

ARTICLE I. PURCHASE AND SALE		1
1.1.	AGREEMENT TO PURCHASE AND SELL.	1
1.1.	EFFECTIVE DATE.	2
1.2.	FURTHER ASSURANCES.	2
ARTICLE II. PURCHASE PRICE		2
2.1.	PURCHASE PRICE.	2
2.2.	POTENTIAL FOR EARN-OUT CONSIDERATION.	4
2.3.	SET-OFF RIGHTS.	5
2.4.	CONVERSION RATE.	6
ARTICLE III. POST-CLOSING OBLIGATIONS; RIGHTS		6
3.1.	POST-CLOSING OBLIGATIONS.	6
3.2.	NON-COMPETE.	6
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF SELLERS		8
4.1.	ORGANIZATION.	8
4.2.	AUTHORIZATION.	8
4.3.	COMPANY SECURITIES.	9
4.4.	SUBSIDIARIES.	9
4.5.	REAL PROPERTY.	9
4.6.	TITLE TO ASSETS; RELATED MATTERS.	9
4.7.	INVENTORY AND PRODUCTS.	10
4.8.	ADVERTISING.	10
4.9.	INFORMATION TECHNOLOGY.	10
4.10.	FINANCIAL STATEMENTS.	11
4.11.	ABSENCE OF CERTAIN CHANGES.	12
4.12.	LEGAL PROCEEDINGS.	12
4.13.	COMPLIANCE WITH LAW.	12
4.14.	COMPANY CONTRACTS.	13
4.15.	TAXES.	13
4.16.	EMPLOYMENT MATTERS.	14
4.17.	GIFTS AND BENEFITS.	14
4.18.	INSURANCE.	15
4.19.	ENVIRONMENTAL, HEALTH AND SAFETY MATTERS.	15
4.20.	INTELLECTUAL PROPERTY.	15
4.21.	TRANSACTIONS WITH AFFILIATES.	18
4.22.	BROKERS, FINDERS AND INVESTMENT BANKERS.	18
4.23.	EMPLOYEE BENEFIT PLAN; PROFIT SHARING AND RELATED.	19
4.24.	DATA ROOM; INFORMATION SUPPLIED.	19
4.25.	CONFIDENTIALITY.	19
4.26.	NO INDEBTEDNESS.	20
4.27.	RELEASE.	20
4.28.	INSURANCE.	20
4.29.	APPROVAL OF AGREEMENT.	21
4.30.	ADDITIONAL REPRESENTATIONS, ACKNOWLEDGEMENTS AND WARRANTIES OF THE SELLERS REGARDING THE PURCHASER SHARES.	21
4.31.	NO UNTRUE REPRESENTATION OR WARRANTY.	23

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER		23
5.1.	ORGANIZATION.	23
5.2.	AUTHORIZATION.	24
5.3.	PURCHASER CAPITALIZATION.	24
5.4.	ABSENCE OF RESTRICTIONS AND CONFLICTS.	24
5.5.	INDEPENDENT INVESTIGATION.	24
5.6.	INVESTMENT INTENT.	25
5.7.	BROKERS, FINDERS AND INVESTMENT BANKERS.	25
5.8.	LITIGATION.	25
5.9.	NO INTEGRATED OFFERING.	25
5.10.	FOREIGN CORRUPT PRACTICES ACT.	25
5.11.	COMPLIANCE WITH LAW.	25
5.12.	TITLE AND RELATED MATTERS.	26
5.13.	APPROVAL OF AGREEMENT.	26
5.14.	NO OTHER REPRESENTATIONS OR WARRANTIES.	26
5.15.	NO UNTRUE REPRESENTATION OR WARRANTY.	26
ARTICLE VI. JOINT REPRESENTATIONS AND CONFIRMATIONS		26
6.1.	JOINT REPRESENTATIONS OF THE PARTIES.	26
ARTICLE VII. CLOSING		27
7.1.	CLOSING.	27
ARTICLE VIII. TERMINATION		28
8.1.	TERMINATION.	28
ARTICLE IX. SPECIAL COVENANTS		30
9.1.	ACCESS TO PROPERTIES AND RECORDS.	30
9.2.	DELIVERY OF BOOKS AND RECORDS AND BANK ACCOUNTS.	30
9.3.	THIRD PARTY CONSENTS AND CERTIFICATES.	30
9.4.	ACTIONS PRIOR TO CLOSING	31
ARTICLE X. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER		32
10.1.	OWNERSHIP OF THE COMPANY.	32
10.2.	ACCURACY OF REPRESENTATIONS AND PERFORMANCE OF COVENANTS.	32
10.3.	CERTIFICATE.	32
10.4.	NO MATERIAL ADVERSE CHANGE.	32
10.5.	APPROVAL BY THE COMPANY.	32
10.6.	NO GOVERNMENTAL PROHIBITION.	32
10.7.	CONSENTS.	33
10.8.	DUE DILIGENCE.	33
10.9.	SHAREHOLDERS AGREEMENT.	33
10.10.	LEGAL OPINION.	33
10.11.	FINANCIAL STATEMENTS.	34
10.12.	ADDITIONAL CLOSING CONDITIONS.	34

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ARTICLE XI. INDEMNIFICATION		34
11.1.	INDEMNIFICATION OBLIGATIONS OF THE SELLERS.	34
11.2.	CALCULATION OF INDEMNIFICATION OBLIGATIONS.	35
11.3.	INDEMNIFICATION PROCEDURE.	35
11.4.	CLAIMS PERIOD.	37
ARTICLE XII. CONSTRUCTION; DEFINITIONS		37
12.1.	DEFINITIONS.	37
ARTICLE XIII. MISCELLANEOUS PROVISIONS		47
13.1.	NOTICES.	47
13.2.	SCHEDULES AND EXHIBITS.	48
13.3.	ASSIGNMENT; SUCCESSORS IN INTEREST.	48
13.4.	CAPTIONS.	48
13.5.	PUBLICITY.	48
13.6.	ARBITRATION.	49
13.7.	GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.	49
13.8.	SEVERABILITY.	51
13.9.	AMENDMENT.	51
13.10.	ENFORCEMENT OF CERTAIN RIGHTS.	51
13.11.	WAIVER.	51
13.12.	INTEGRATION.	51
13.13.	COOPERATION FOLLOWING THE CLOSING.	51
13.14.	TRANSACTION COSTS.	51
13.15.	CONSTRUCTION.	52
13.16.	NO PRESUMPTION FROM DRAFTING.	52
13.17.	REVIEW AND CONSTRUCTION OF DOCUMENTS.	52
13.18.	ELECTRONIC SIGNATURES.	53
13.19.	TRANSACTION EXPENSES.	53

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LIST OF EXHIBITS

Exhibit A	Form of Share Registration Form
Exhibit B	Form of Certificate of Accredited Investor Status
Exhibit C	Form of Stock Power and Assignment of Uncertificated Ordinary Shares
Exhibit D	Form of Shareholders Agreement

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SALE AND PURCHASE AGREEMENT

THIS SALE AND PURCHASE AGREEMENT (this ”Agreement”), dated as of November __, 2021, is made and entered into by and between Golden Matrix Group, Inc., a Nevada corporation (the “Purchaser”), and Mark Weir and Paul Hardman, individual residents of the United Kingdom of Great Britain and Northern Ireland (each a “Seller” and collectively the “Sellers”), the owners of 100% of the the ordinary issued share capital of RKingsCompetitions Ltd, a private limited company formed under the laws of Northern Ireland (the “Company”). The Purchaser and the Sellers are sometimes individually referred to herein as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Sellers own 100% of the outstanding issued share capital of the Company;

WHEREAS, the Company provides an online service offering prizes to participants in competitions of skill (the “Company Business”);

WHEREAS, the Parties desire to enter into this Agreement pursuant to which the Sellers will sell to the Purchaser, and the Purchaser will purchase from the Sellers, an 80% interest in the ordinary share capital of the Company, representing an aggregate of 80 Ordinary Shares of the Company (the “Company Securities”) on the terms and subject to the conditions set forth herein (the “Acquisition”); and

WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Acquisition as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged by the Parties, and intending to be legally bound hereby, each Party hereby agrees:

CERTAIN CAPITALIZED TERMS USED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN ARTICLE XII.

ARTICLE I.
PURCHASE AND SALE

1.1. Agreement to Purchase and Sell. Subject to the terms and conditions of this Agreement, at the Closing, the Sellers will sell, transfer and deliver to the Purchaser, and the Purchaser will purchase and acquire from the Sellers, 80% of the, ordinary issued share capital of the Company free and clear of all Liens.

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1.1. Effective Date. The effective date of the purchase of the Company Securities shall be treated as November 1, 2021, for all purposes (the “Effective Date”).

1.2. Further Assurances. Each Party shall on the Closing Date and from time to time thereafter, at the other Party’s reasonable request and without further consideration, execute and deliver to the other Party such instruments of transfer, conveyance and assignment as shall be reasonably requested to transfer, convey and assign the Company Securities to the Purchaser and otherwise to effect the transactions contemplated by this Agreement and the terms and conditions herein.

ARTICLE II.
PURCHASE PRICE

2.1. Purchase Price. Subject to the satisfaction of all Closing Conditions (as defined in Section 7.1.1), the aggregate consideration paid for the Company Securities by the Purchaser at Closing, payable or issuable (as the case may be) to the Sellers pro rata in accordance with their percentage ownership of the Company Securities, shall be the following (collectively “Purchase Price”):

2.1.1 A cash payment of Three Million Pounds (GBP £3,000,000) (the “Closing Cash Consideration”), which shall be wired to the Sellers in accordance with wire instructions provided by the Sellers to the Purchaser;

2.1.2 666,2501 restricted shares of the Purchaser’s common stock, par value $0.00001 per share (the “Purchaser Common Stock”), equal to Four Million Pounds (GBP £4,000,000) in aggregate value, or $8.00 per Purchaser Common Stock share (the “Purchaser Share Value” and such aggregate shares of Purchaser Common Stock, the “Closing Shares”).

2.1.3 Within seven (7) days after the receipt of the audit of the Company, the Purchaser will issue to the Sellers an additional number (rounded to the nearest whole share) of restricted shares of Purchaser Common Stock, equal to (i) Eighty Percent (80%) of the Company’s Net Asset Value (hereafter defined) as of October 31, 2021, divided by (ii) the Purchaser Share Value (the “Post-Closing Shares”). For purposes of the foregoing, the Company’s “Net Asset Value” shall mean the excess, as reasonably determined by Purchaser in accordance with GAAP, of (A) the net realizable value of the Company’s total Inventory on hand (minus allowances for reserve inventory and allocated goods and materials) plus the Company’s total cash and cash equivalents on hand, determined in each case as of October 31, 2021; less (B) the Company’s current and accrued Liabilities, including Taxes for all tax years ending prior to the Closing Date and the Purchaser’s estimate of the Company’s projected liability for Taxes for the 12-month period ending December 31, 2021. The Sellers shall make available to the Purchaser all Company cash flow statements, inventory reports, Tax Returns, and other documentation and access necessary to make the determination of Net Asset Value prior to the Closing Date.

1  Insert a number of shares equal to (i) Four Million Pounds (GBP £4,000,000)(based on the exchange rate of one GBP to one dollar on the Execution Date as discussed below) divided by (ii) the average closing price of a share of Purchaser Common Stock for the thirty (30) Trading Days prior to the Execution Date.

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2.1.4 One Million Pounds (GBP £1,000,000) (the “Holdback Amount”) shall be retained by the Purchaser following Closing and will be released to the Sellers, subject to the terms of this ARTICLE II, if (and only if) (A) the Purchaser determines, within six (6) months after the Closing Date (the “Revenue Threshold Period”), that the Company has achieved Revenue of at least Seven Million Two Hundred Thousand Dollars (USD $7,200,000) during the six (6) full calendar months immediately following the Closing Date or the GBP sterling equivalent calculated in accordance with the Bloomberg conversion rate as at 5pm on the last trading day of each said calendar month, (the “Revenue Threshold”); and (B) the Sellers do not default in any of their obligations, covenants or representations hereunder and under each other Transaction Document. The Sellers shall (and shall cause the Company to) provide to the Purchaser full access to the Company’s books, bank accounts and bank statements, and other sources of information necessary, in the Purchaser’s opinion, to make a determination as to whether the Revenue Threshold has been met. If the Purchaser determines that the Revenue Threshold has been met and the Sellers are not then in default under this Agreement or any other agreement with Purchaser, then the Purchaser shall so notify the Sellers in writing and shall wire the Holdback Amount to the Sellers in accordance with wire instructions provided by the Sellers to the Purchaser within five (5) Business Days after notifying the Sellers of such determination. If the Purchaser determines that the Revenue Threshold has not been met or any Seller defaults under this Agreement or any other agreement with Purchaser (including the Transaction Documents), then the Purchaser shall retain the full amount of the Holdback Amount and shall have no further obligations under this Section 2.1.4, and such Holdback Amount shall not be considered part of the Purchase Price payable by the Purchaser to the Seller hereunder, or owed to such Sellers whatsoever (the “Holdback Amount Termination Right”). During the Revenue Threshold Period, the Purchaser agrees (i) to provide a commercially reasonable operating budget for the Company similar to the past practices of the Company and to operate the Company Business in a manner not intentionally designed to reduce the amount of revenue produced by the Company, but with due regard for practical business considerations, including with respect to profitability criteria, (ii) to provide products and services to customers and clients of the Company Business on terms, provisions, pricing, timeliness and quality of service comparable to that provided to the applicable historical standards of the Company generally, and (iii) to not divert sales generation efforts with clients and customers of the applicable portion of the Company Business away from such portion of the Company Business and its sales channels with the sole intent of reducing the Revenue Threshold. The Sellers agree that the restrictions stated in this paragraph are limited by the reasonable business considerations of the Company with respect to the operation of the Company Business. Except for regular maintenance capital expenditures arising in the ordinary course of business, nothing herein shall constitute an obligation on the part of the Purchaser to acquire any additional equipment or make any predetermined level of capital expenditures during the applicable Revenue Threshold Period. By entering into this Agreement, the Sellers agree that the Holdback Amount Termination Right is fair and reasonable, and is an integral part of this Agreement and the Purchaser would have not entered into this Agreement or agreed to the Acquisition if the Sellers did not agree to the Holdback Amount Termination Right.

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2.2. Potential For Earn-Out Consideration.

2.2.1 If (and only if) (A) Purchaser determines, on or before the date on which the Purchaser files its Annual Report on Form 10-K with the SEC for the Purchaser’s fiscal year ending October 31, 2022 (the “Filing Date”), that the increase (if any) between (1) the Company’s Twelve-Month Trailing EBITDA for the year ended October 31, 2022, less (2) the Company’s Twelve-Month Trailing EBITDA for the year ended October 31, 2021, is at least One Million Two Hundred Fifty Thousand Pounds (GBP £1,250,000) (the “Earn-Out EBITDA Threshold”) during the twelve-month period ending October 31, 2022 (the “Earn-Out Period”); and (B) the Sellers do not default in any of their obligations, covenants or representations hereunder and under each other Transaction Document to which they are a party, then the Purchaser will pay the Sellers (pro rata in accordance with their percentage ownership of the Company Securities) Four Million Pounds (GBP £4,000,000) (based on the exchange rate of one GBP to one dollar on the Execution Date as discussed below)(the “Earn-Out Consideration”), which shall be payable at the option of Purchaser in either (a) cash; or (b) shares of Purchaser Common Stock valued at $8.00 per share of Purchaser Common Stock (subject to equitable adjustment in accordance with dividends payable in stock on such Purchaser Common Stock, stock splits, stock combinations, and other similar events affecting the Purchaser Common Stock) (the “Earn-Out Share Value” and such shares of Purchaser Common Stock, the “Earn-Out Shares”).

2.2.2 The Sellers shall (and shall cause the Company to) provide to the Purchaser full access to the Company’s books, bank accounts and bank statements, and other sources of information necessary, in the Purchaser’s opinion, to make a determination as to whether the Earn-Out EBITDA Threshold has been met. If the Purchaser determines that the Earn-Out EBITDA Threshold has been met and the Sellers are not then in default under this Agreement or any other agreement with Purchaser (including the Transaction Documents), then the Purchaser shall pay the Earn-Out Consideration to the Sellers within ninety (90) days of the Filing Date. If the Purchaser determines that the Earn-Out EBITDA Threshold has not been met or any Seller defaults under this Agreement or any other agreement with Purchaser (including the Transaction Documents), then the Purchaser shall have no obligation to pay the Earn-Out Consideration (including to issue any Earn-Out Shares under this Section 2.2)(the “Earn-Out Termination Right”). During the Earn-Out Period, the Purchaser agrees (i) to provide a commercially reasonable operating budget for the Company similar to the past practices of the Company and to operate the Company Business in a manner not intentionally designed to reduce the amount of revenue produced by the Company, but with due regard for practical business considerations, including with respect to profitability criteria, (ii) to provide products and services to customers and clients of the Company Business on terms, provisions, pricing, timeliness and quality of service comparable to that provided to the applicable historical standards of the Company generally, and (iii) to not divert sales generation efforts with clients and customers of the applicable portion of the Company Business away from such portion of the Company Business and its sales channels with the sole intent of reducing the Revenue Threshold or Twelve-Month Trailing EBITDA calculation for the year ended October 31, 2022. The Sellers agree that the restrictions stated in this paragraph are limited by the reasonable business considerations of the Company with respect to the operation of the Company Business. Except for regular maintenance capital expenditures arising in the ordinary course of business, nothing herein shall constitute an obligation on the part of the Purchaser to acquire any additional equipment or make any predetermined level of capital expenditures during the applicable Earn-Out Period. By entering into this Agreement, the Sellers agree that the Earn-Out Termination Right is fair and reasonable, and is an integral part of this Agreement and the Purchaser would have not entered into this Agreement or agreed to the Acquisition if the Sellers did not agree to the Earn-Out Termination Right.

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2.3. Set-Off Rights. The Sellers acknowledge and agree that the Purchaser (the “Set Off Right Holder”) shall have the Right To Set Off any amounts owed from the Sellers to the Purchaser or which is the subject of a Claim by the Purchaser pursuant to ARTICLE XI, against the Holdback Amount, the Post-Closing Shares, and the amount of any Earn-Out Consideration due, if any, due to the Sellers on a dollar-for-dollar basis (valuing the Post-Closing Shares at the Purchaser Share Value) by providing written notice of the exercise of such Right To Set Off to Seller.

2.3.1 If the Set Off Right Holder elects to exercise a Right To Set Off, it shall on the date such right is exercised provide the Sellers written notice of such exercise, identify the amounts owed to the Purchaser or Indemnified Party, as applicable, identify the facts or events giving rise to the so-notified Right To Set Off, and identify how they intend to apply such set-off amounts to (i) the Holdback Amount; the (ii) the Closing Post-Closing Shares; and/or (iii) any applicable Earn-Out Consideration (the “Set Off Notice”).

2.3.2 Right To Set Off exercised by the Set Off Right Holder shall be exercised pari passu to each Seller. In the event the Set Off Right Holder elects to exercise the Right To Set Off against the Post-Closing Shares or against any applicable Earn-Out Shares, the number of Post-Closing Shares and/or Earn-Out Consideration shall automatically be reduced by a number of Post-Closing Shares and/or Earn-Out Consideration, as applicable, as equals the amount subject to the set off divided by the Purchaser Share Value (with respect to the Post-Closing Shares) or the Earn-Out Share Value (with respect to any applicable Earn-Out Shares) and rounded up to the nearest whole share on a pro rata basis among all Sellers (a “Closing Share Cancellation”) or the amount of Earn-Out Consideration. Any Right To Set Off exercised by the Set Off Right Holder in respect to the Holdback Amount by the total amount of such applicable set off, which amount thereof shall be released to the Purchaser and no longer be due or payable to the Sellers as part of the Purchase Price, and shall reduce the Purchase Price.

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2.3.3 Neither the exercise of nor failure to exercise any rights under this Section 2.3 will constitute an election of remedies or limit the Set Off Right Holder in any matter in the enforcement of any other remedies available to it.

2.4. Conversion Rate. For the purposes of determining the number of Closing Shares, Post-Closing Shares, and (if applicable) Earn-Out Consideration pursuant to Sections 2.1 and 2.2, the price per share expressed in U.S. dollars shall be converted into GBP by using the exchange rate published on Bloomberg at 5:00 pm EST on the Execution Date.

ARTICLE III.
POST-CLOSING OBLIGATIONS; RIGHTS

3.1. Post-Closing Obligations.

3.1.1 Following the Closing, the Sellers shall assist the Company, at the Company’s sole cost and expense, with the preparation of financial statements in accordance with GAAP, pro forma financial information and such other interim financial information as required by Item 2.01 and/or Item 9.01 of Form 8-K and Regulation S-X of the Securities Act, in acceptable form to the Purchaser, as applicable.

3.1.2 Following the Closing, the Sellers will (i) provide day-to-day management and operational support for the Company, (ii) provide (and cause the Company to provide) the Purchaser with full administrative and control access to all Company Systems and exclusive signatory authority on all Company bank accounts to a nominated member of the Purchaser, and (iii) comply in all respects with the Shareholders Agreement (hereafter defined).

3.2. Non-Compete.  For good and valuable consideration, including the Closing Cash Consideration and the Closing Shares, which the Sellers acknowledge the sufficiency of, the Sellers agree that for a period of five (5) years following the Closing (the “Non-Compete Period”), each Seller (whether by itself, through its Affiliates, employers or employees or agents or otherwise, and whether on its own behalf or on behalf of any other Person) shall not, directly or indirectly, either as an employee, employer, consultant, agent, investor, principal, partner, stockholder (except as the holder of less than 1% of the issued and outstanding stock of a publicly held corporation), own, manage, operate, control, be employed by, act as an officer, director, agent or consultant for, or be in any other way connected with or provide services or products to or for, any Person in the business of manufacturing, selling, creating, renting, marketing, producing, undertaking, developing, supplying, or otherwise dealing with or in Restricted Services or Restricted Products in the Restricted Area, except in each case through the Company (the “Non-Compete”). The Sellers agree that but for agreeing to the terms of this non-compete, the Purchaser would not have agreed to make the Acquisition. For purposes of this Section 3.1.2 and this Agreement in general, the following terms shall have the following meanings:

3.2.2 “Applicable Date of Determination” means the date or dates that a Seller competes against, seeks to compete against, or is alleged to have competed against, the Company, in violation of, or in compliance with, the terms of this Agreement.

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3.2.3 “Restricted Area” means (A) the United Kingdom and Republic of Ireland, in which the Company or the Purchaser or any of their respective subsidiaries or Affiliates provides Restricted Services or Restricted Products, directly or indirectly as of the Closing Date, the Applicable Date of Determination or during the two years prior to the Applicable Date of Determination.

3.2.4 “Restricted Products” means any product or service, that the Company or the Purchaser or any of their respective subsidiaries and/or any of their respective Affiliates or subsidiaries is researching, developing, manufacturing, distributing, selling and/or providing at any time during the two years prior to the Applicable Date of Determination.

3.2.5 “Restricted Services” means the manufacture, sale, or distribution of substantially similar Products to the Restricted Products and/or any other services that the Purchaser or the Company or any of their respective subsidiaries and/or any of their Affiliates or subsidiaries is researching, developing, performing and/or providing at any time during the two years prior to the Applicable Date of Determination.

Every provision of this Section 3.1.2 is intended to be severable. If, in any jurisdiction, any term or provision of this Section 3.1.2 is determined to be invalid or unenforceable, (a) the remaining terms and provisions of this Section 3.1.2 shall be unimpaired, (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term or provision in any other jurisdiction, and (c) the invalid or unenforceable term or provision shall, for purposes of such jurisdiction, be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. If a court of competent jurisdiction determines that any covenant or restriction, by the length of time or any other restriction, or portion thereof, set forth in this Section 3.1.2 is unreasonable or unenforceable, the court shall reduce or modify such covenants or restrictions to those which it deems reasonable and enforceable under the circumstances and, as so reduced or modified, the parties hereto agree that such covenants and restrictions shall remain in full force and effect as so modified. In the event a court of competent jurisdiction determines that any provision of this Section 3.1.2 is invalid or against public policy and cannot be so reduced or modified so as to be made enforceable, the remaining provisions of this Section 3.1.2 shall not be affected thereby, and shall remain in full force and effect.

The covenants and undertakings contained in this Section 3.1.2 relate to matters which are of a special, unique and extraordinary character, and a violation of any of the terms of this Section 3.1.2 will cause irreparable injury to the Purchaser, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, the remedy at law for any breach of this Section 3.1.2 will be inadequate. Therefore, the Purchaser will be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of this Section 3.1.2 without the necessity of proving actual damages or posting any bond whatsoever. The rights and remedies provided by this Section 3.1.2 are cumulative and in addition to any other rights and remedies which the Purchaser may have hereunder or at law or in equity.

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ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF SELLERS

Each of the Sellers jointly and severally represent and warrant the following to the Purchaser as of the date hereof (which shall be automatically re-confirmed as the Closing Date):

4.1. Organization. The Company is a private limited company, duly formed, validly existing and in good standing under the laws of Northern Ireland and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or registered as a foreign corporation, limited liability company or other organization, as applicable, to transact business under the Laws of each jurisdiction where the character of its activities or the location of the properties owned or leased by it requires such qualification or registration, except where such failure to be so qualified or registered will not cause a Company Material Loss. Schedule 4.1 contains a correct and complete list of the jurisdictions in which the Company is qualified or registered to do business as a foreign corporation or limited liability company, as applicable. The Sellers have made available to the Purchaser true, complete and correct copies of the Governing Documents of the Company as in effect on the date hereof.

4.2. Authorization. Each Seller has all necessary power and authority to execute and deliver this Agreement and the Seller Ancillary Documents, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Seller Ancillary Documents by each Seller, the performance by each Seller of its obligations hereunder and thereunder, and the consummation of the transactions provided for herein and therein have been duly and validly authorized by all necessary action on the part of such Seller. This Agreement and the Seller Ancillary Documents have been duly executed and delivered by the Sellers and constitute the valid and binding agreements of each Seller, enforceable against each Seller in accordance with their respective terms, subject to applicable bankruptcy insolvency and other similar Laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

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4.3. Company Securities.

4.3.1 Schedule 4.3.1 accurately and completely sets forth the capital structure of the Company including the number of, percentage ownership of, and holders of, all securities and equity interests which are authorized and which are issued and outstanding. All of the issued and outstanding equity interests of the Company (a) are duly authorized, validly issued, fully paid and nonassessable and (b) are held of record by the Persons and in the amounts set forth on Schedule 4.3.1. Except as set forth on Schedule 4.3.1, no equity interests of the Company are reserved for issuance or are held as treasury securities, and (i) there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, pre-emptive rights, subscriptions, Claims of any character, agreements, obligations, convertible or exchangeable securities or other plans or commitments, contingent or otherwise, relating to the equity interests of the Company; (ii) there are no outstanding contracts or other agreements of the Company, either Seller or any other Person to purchase, redeem or otherwise acquire any outstanding equity interests of the Company, or securities or obligations of any kind convertible into equity interests of the Company; (iii) there are no dividends which have accrued or been declared but are unpaid on the equity interests of the Company; (iv) there are no outstanding or authorized stock appreciation, phantom stock, stock plans or similar rights with respect to the Company; (v) there are no voting agreements, stockholder agreements or other agreements relating to the management of the Company; and (vi) there are no outstanding agreements or understandings restricting the transfer or sale of the Company Securities, or which prohibit the Purchaser from acquiring the Company Securities pursuant to this Agreement.

4.3.2 The Company has no outstanding bonds, debentures, notes or other obligations which provide the holders thereof the right to vote (or are convertible or exchangeable into or exercisable for securities having the right to vote) with the Sellers or the Company on any matter.

4.4. Subsidiaries. The Company does not own directly or indirectly, any capital stock or other equities, securities or interests in, or any note or other contractual right exercisable or exchangeable for, or convertible into, any other corporation or in any limited liability company, partnership, joint venture or other entity, except as set forth on Schedule 4.4.

4.5. Real Property. The Company owns no Owned Real Property and the only Leased Real Property of the Purchaser is subject to the lease(s) set forth on Schedule 4.5.

4.6. Title to Assets; Related Matters.

4.6.1 The Company has good and valid title, a valid leasehold interest in, or a valid License for, all of the property and assets owned, leased, Licensed, operated or used by the Company, free and clear of all Liens, except Permitted Liens.

4.6.2 Schedule 4.6.2 sets forth a listing of all (a) material equipment and assets owned, leased, Licensed, operated or used by the Company in its operations; and (b) all automobiles, trucks, automotive equipment and other vehicles owned, leased or used by the Company in its operations.

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4.7. Inventory and Products.

4.7.1 The Company’s Inventory is sufficient for the operation of the Company’s business in the Ordinary Course and is of a quality and quantity usable and saleable in the Ordinary Course. To the Knowledge of each Seller, no Inventory previously sold by the Company is subject to returns in excess of those historically experienced by the Company. The Inventory was acquired in the Ordinary Course. On the Closing Date, the Inventory consists of goods usable and saleable in the Ordinary Course. All Inventory is valued at the lower of cost or market, the cost thereof being determined by the average cost method. The quantities of each item of Inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of the Company Business.

4.8. Advertising. The Company is in compliance in all material respects, and has been in compliance in all material respects since formation, with all Laws applicable to the Company Business with respect to the advertising, marketing and communication services (“Regulated Product Marketing Services”) they provide for the Restricted products within the Restricted Territories; and (i) the Company has not received and is not subject to any administrative or regulatory action, or other similar written or other notice, complaint or inquiry made by any regulatory body or Governmental Entity asserting that any element of the Regulated Product Marketing Services is not in compliance with any applicable Laws, and, to the Knowledge of each Seller, no violation is threatened.

4.9. Information Technology.

4.9.1 The Company has taken all commercially reasonable precautions to preserve and document the Company’s material proprietary products, technology and trade secrets and to protect the secrecy, confidentiality and value of its material proprietary products, technology and trade secrets.

4.9.2 To the Knowledge of each Seller, on the date hereof and as of the Closing Date, the Company owns or holds valid leases and/or licenses to the Company Systems which are used by or necessary for the Company to conduct its businesses as currently conducted. To the Knowledge of each Seller, upon the consummation of the transactions contemplated hereunder, the Company shall have the right to use and access the Company Systems as required to carry on its respective businesses as currently conducted..

4.9.3 As used herein, “Company Systems” means the material computer and data processing systems, material maintenance service agreements, and material information and material communications technologies used in the businesses of the Company.

4.9.4 As used herein, “IT Contract” means any material contract for the provision of information and communications technology (including hardware, software, databases) services and maintenance services to the Company.

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4.9.5 “IT Contract Supplier” means any material third party supplier that is contractually obliged to provide information and communications technology services (including services with respect to hardware, software and databases) and maintenance services to the Company under any IT Contract.

4.10. Financial Statements.

4.10.1 There are no liabilities or obligations of the Company of any nature, whether or not known or unknown, accrued, contingent or otherwise, other than those that are set forth on Schedule 4.10.

4.10.2 The Company maintains a system of accounting controls that is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with the required accounting standards and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.10.3 The Financial Statements (as defined in Section 10.11) were prepared in accordance with the books of account and other financial records of the Company; (ii) present fairly the financial condition and results of operations of the Company as of the respective dates thereof or for the respective periods covered thereby; (iii) have been prepared in accordance with required accounting standards applied on a basis consistent with the past practices of the Company; and (iv) include all adjustments that are necessary for a fair presentation of the consolidated financial condition of the Company and the results of the operations of the Company as of the respective dates thereof or for the respective periods covered thereby.

4.10.4 The books of account and other financial records of the Company (i) accurately reflect in all material respects items of income and expense and all assets and liabilities required to be reflected therein in accordance with required accounting standards applied on a basis consistent with the past practices of the Company; (ii) are complete and correct in all material respects, and do not contain or reflect any material inaccuracies or discrepancies; and (iii) have been maintained in accordance with good accounting practices in all material respects.

4.10.5 There has been no change in the Company’s accounting policies or the methods of making accounting estimates or changes in estimates that are material to the Financial Statements, other than as set forth in the Financial Statements. Except as set forth in the Financial Statements, there are no liabilities, claims or obligations of any nature, whether accrued, absolute, contingent, anticipated or otherwise, whether due or to become due, that are required to be shown in the Financial Statements in accordance with required accounting standards. Except as disclosed in the Financial Statements, Company is not a guarantor or indemnitor of any indebtedness of any other Person.

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4.11. Absence of Certain Changes.

4.11.1 Except as set forth on Schedule 4.11, since January 1, 2019 (or such later Formation Date), the Company has not made any amendment to any Tax Returns, made any election, adopted any accounting method or fiscal year, or taken any position in any Tax Returns relating to the Company that is inconsistent with any such election, accounting method, fiscal year or position previously made, adopted or taken with respect to the Company.

4.12. Legal Proceedings.

4.12.1 No suit, action, Claim, arbitration, Proceeding or investigation is pending or, to the Knowledge of each Seller, threatened against, relating to or involving the Company, its respective business or its respective real or personal property before any Governmental Entity or arbitrator (a “Legal Proceeding”).

4.12.2 No actions, suits, Claims, investigations or other legal Proceedings are pending or, to each Seller’s knowledge, threatened against or by either Seller or the Company, that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

4.13. Compliance with Law.

4.13.1 (i) Each Seller (solely with respect to the business of the Company) and the Company is, and since January 1, 2018 (or such later Formation Date), have been, in compliance with all applicable Laws, except where the failure to do so will not have a Company Material Loss; (ii) neither Seller (solely with respect to the business of the Company), nor the Company has been charged with, nor received any written notice that it is under investigation with respect to, and, to the Knowledge of each Seller, neither Seller (solely with respect to the business of the Company), nor the Company are now under investigation with respect to, any violation of any applicable Law or other requirement of a Governmental Entity; (iii) neither the Sellers (solely with respect to the business of the Company) nor the Company are a party to, or bound by, any order, judgment, decree, injunction, rule or award of any Governmental Entity or arbitrator; (iv) the Sellers (solely with respect to the business of the Company) and the Company have filed all material reports and have all material Licenses required to be filed with any Governmental Entity on or before the date hereof; and (v) the Company has not failed to comply with any Law or authorization by any Governmental Entity to the extent that such failure is reasonably expected to result in or give rise to: (a) any criminal liability in respect of the Company, or (b) any restrictions, penalties, limitations or other Liens being imposed on the Company or its assets that would result in a Company Material Loss.

4.13.2 The competitions of skill hosted by the Company are not “games of chance” regulated in the United Kingdom under the Gambling Act 2005 or in the Republic of Ireland under the Gaming and Lotteries (Amendment) Act 2019 and the Company’s business is not otherwise subject to gaming and gambling regulations in the jurisdictions in which its service is offered. The Sellers, the Company and their respective agents are in compliance with all applicable Laws and regulations, including, but no limited to, the following:

(i) all applicable anti-bribery prohibitions.

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4.14. Company Contracts. Each contract of the Company (“Company Contracts”) and all supply contracts and agreements (excluding work orders and purchase orders individually requiring the Company to spend an amount less than $10,000 or the GBP sterling equivalent calculated in accordance with the Bloomberg conversion rate as at 5pm on the date of any such contract or agreement) for the provision of goods or services for the Company, is legal, valid, binding and enforceable in accordance with its respective terms with respect to the Company, and, to the Knowledge of each Seller, each other party to such Company Contract. No material default or breach of the Company, exists under any Company Contract and, to the Knowledge of the Seller, no such default exists with respect to any third party to any Company Contract. The Company is not participating in any discussions or negotiations regarding modification of or amendment to any Company Contract or entry into any new material contract applicable to the Company or the real or personal property of the Company, except in the Ordinary Course. Each Company Contract that requires the consent of or notice to the other party thereto in order to avoid any breach, default or violation of such contract, agreement or other instrument in connection with the transactions contemplated hereby (collectively, the “Required Consents”) has been obtained by the Sellers and the Company as of the Closing Date, and as such, no breach, default or violation of any such contract, agreement or other instrument requiring consent or notice in connection with this Agreement or the transactions contemplated herein, has or will occur in connection with the Parties entry into this Agreement or the consumption of the transactions contemplated herein. All Company Contracts are set forth on Schedule 4.14.

4.15. Taxes.

4.15.1 Tax Returns and Payment of Taxes. All Tax Returns of the Company required to have been filed through the date hereof in accordance with applicable Law have been duly filed and are correct and complete in all material respects. All Taxes, deposits of Taxes or other payments relating to Taxes due and owing by the Company (whether or not shown on any Tax Return), have been paid in full. No extensions of time are in effect with respect to the dates on which any Tax Returns of the Company were or are due to be filed. No written Claim has been made since the formation of the Company by a Governmental Entity in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances obligate it to make any payments that will not be deductible under any laws governing taxation applicable to the jurisdiction in which the Company is domiciled equivalent to Section 280G of the Code. The Company has delivered to the Purchaser correct and complete copies, where applicable, of all federal, state, local and foreign income Tax Returns (together with any agents’ reports) relating to its operations for taxable periods ended on or after December 31, 2018 (or such later Formation Date).

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4.15.2 Tax Audits and Other Proceedings. No Claim for any Tax deficiency has been asserted or assessed in writing against the Company, or against the Seller with respect to the Company, which has not been paid or resolved. No Liens for Taxes (other than Taxes not yet due and payable or being contested in good faith by appropriate proceedings) upon any of the assets of the Company exist. To the Knowledge of the Seller, no Claims, audits, or investigations are pending or threatened against the Company, or against the Seller with respect to the Company, for any Tax. No outstanding waivers or agreements by or on behalf of the Company for the extension of time for the assessment of any Taxes or deficiency thereof exist. No requests for rulings, outstanding subpoenas or requests for information, notice of proposed reassessment of any property owned or leased by the Company, or any other matters relating to Taxes pending between the Company and any Governmental Entity exist.

4.16. Employment Matters.

4.16.1 The Company is not a party to, or bound by, any collective bargaining or other agreement with a labor or trade union organization representing any of its Employees. Since December 31, 2018 (or such later Formation Date) there has not been, nor to any Seller’s Knowledge, has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor activity or dispute affecting the Company.

4.16.2 The Company is in compliance with all applicable Laws pertaining to employment and employment practices, except to the extent that non-compliance will not result in a Company Material Loss. Except as will not have a Company Material Loss, no actions, suits, Claims, investigations or other legal Proceedings against the Company are pending, or to the Knowledge of any Seller, threatened to be brought or filed, by or with any Governmental Entity or arbitrator in connection with the employment of any current or former employee of the Company, including, any Claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay or any other employment related matter arising under applicable Laws.

4.16.3 The Company will not have any employment agreements in place which survive the Closing, including, but not limited to, any continuing obligations under any prior employment agreements, except as set forth on Schedule 4.16.

4.17. Gifts and Benefits. No Employee, consultant or agent of the Company acting on behalf of such Company has directly or indirectly, given or agreed to give, to any customer, supplier, governmental employee or any actual or purported agent of any of the foregoing who is or may be in a position to help or hinder the Company (or assist the Company in connection with any actual or proposed transaction): (a) any illegal gift or benefit, or (b) any gift or similar benefit which if not continued or repeated in the future, would have a Material Adverse Effect on the relationship of the Company with such Person.

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4.18. Insurance. The Company maintains adequate policies of insurance covering the business of the Company (collectively, the “Insurance Contracts”). Such Insurance Contracts are valid and binding in accordance with their terms and are in full force and effect. All premiums due thereunder and payable have been paid and, as of the date of this Agreement, no written notice of cancellation or termination has been received by any Seller or the Company with respect to any Insurance Contracts. True and correct copies of such policies of insurance have been delivered to Purchaser. All such policies are valid, binding, outstanding and enforceable policies. There is no pending or to the knowledge of any Seller, threatened claims relating to any Insurance Contracts. No notice of cancellation or termination has been received by the Company or its Affiliates with respect to any such policy, and no act or omission has occurred which could reasonably be expected to result in cancellation of any such policy prior to its scheduled expiration date. The Company has not been refused any insurance with respect to any material aspect of its operations nor has its coverage been materially limited by any insurance carrier to which it has applied for insurance. Neither the Company, nor any Affiliate of the Company, has received any notice from any insurance carrier issuing any such policy that insurance rates therefore will hereafter be materially increased or that there will hereafter be a cancellation or a material increase in a deductible or a nonrenewal of any such policy. Such policies of insurance are sufficient in all material respects for compliance by the Company with all applicable requirements of Law and with the applicable requirements of all contracts to which they are a party.

4.19. Environmental, Health and Safety Matters.

4.19.1 Except as will not have a Company Material Loss, the Company possesses all material permits and approvals required under, and each is in material compliance with, all applicable Environmental Laws, and the Company is in material compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all applicable Environmental Laws or contained in any other applicable Law;

4.19.2 The representations and warranties set forth in this Section 4.19 are the Sellers’ sole and exclusive representations and warranties regarding environmental matters.

4.20. Intellectual Property.

4.20.1 Schedule 4.20 contains a list of all Company Registered Intellectual Property, which identifies all Company Registered Intellectual Property, and identifies that which is owned and that which is Licensed by the Company.

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4.20.2 Each Seller represents that neither it nor the Company owns any trademark registrations or applications for registration in any jurisdiction and no such applications have been filed by either Seller, the Company, any of their respective Affiliates or their respective predecessors-in-interest. Each Seller represents that neither it nor the Company owns any copyright registrations or applications in any jurisdiction and no such applications have been filed by either Seller, the Company, any of their respective Affiliates or their respective predecessors-in-interest. Each Seller represents that neither itself, the Company, any of their respective Affiliates, nor their respective predecessors-in-interest are party to any license, agreement or other permission which either Seller or the Company has granted to any other Person with respect to any item of Intellectual Property in the United States and/or any jurisdictions worldwide and that no such licenses, agreements or other permissions exist.

4.20.3 The Company owns and has good and exclusive title to, or has Licenses (sufficient for the conduct of the Company’s business as currently conducted) to, each material item of Company Intellectual Property, free and clear of any Lien (excluding Licenses and related restrictions); and the Company is the exclusive owner or exclusive licensee of all trademarks and service marks, trade names (including, but not limited to “RKings Competitions” “RKingsCompetitions”, and any derivative thereof) and domain names (including, without limitation, the domain name “https://www.rkingscompetitions.com”) used by the Company, all of which are set forth on Schedule 4.20.3, including the sale of any products or the provision of any services of the Company, free and clear of all Liens. The Company has not granted any rights or interest in the Company Intellectual Property to a third party. In addition to, and in no way in limitation of the foregoing, at or prior to Closing, the Company shall hold a valid License for, or otherwise have valid right to use, any software used in or necessary for the conduct of its business as currently conducted.

4.20.4 The Company owns exclusively and has good title to all copyrighted works used by the Company that (i) are products of the Company or (ii) the Company otherwise expressly purports to own, free and clear of all Liens. No works of original authorship are used by the Company or prepared by or on behalf of the Company, regardless of whether the Company has obtained or is seeking a copyright registration for such works.

4.20.5 The Sellers have no Knowledge of, and have not received written notice of or any other overt threat from any third party, that the operation of the Company as it is currently conducted, or any act, product or service of the Company, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the Laws of any jurisdiction within the last three (3) years.

4.20.6 To the Knowledge of the Sellers, no Person has infringed or misappropriated, or is infringing or misappropriating, any Company Intellectual Property.

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4.20.7 Neither the Company nor either Seller has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of any other Person, and neither the Sellers nor any of the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company have ever received any charge, complaint, claim, demand or notice from any Governmental Entity or other Person alleging any such interference, infringement, misappropriation or conflict (including any claim that the Company or any Seller must license or refrain from using any Intellectual Property rights of any other Person). To each Seller’s Knowledge, no Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company.

4.20.8 Schedule 4.20.8 identifies trade secrets and confidential business information of the Company.

4.20.9 With respect to each item of Intellectual Property required to be identified on Schedule 4.20, Schedule 4.20.3, Schedule 4.20.7 and Schedule 4.20.8:

(i) except as set forth on Schedule 4.20.9 the Company owns all right, title and interest in and to such item, free and clear of any Liens and Encumbrances;

(ii) except as set forth in Schedule 4.20.9, each Seller is unaware of any transfers of ownership or title of Intellectual Property;

(iii) such item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

(iv) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to any Seller’s Knowledge, threatened which challenges the legality, validity, enforceability, use or ownership of such item;

(v) no prior act or activity is known by any Seller which would affect the validity or enforceability of the claimed subject matter set forth in Schedule 4.20.7, or the validity or enforceability of the trademarks set forth in Schedule 4.20.3;

(vi) Neither any Seller nor the Company has agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to such item;

(vii) all licenses, agreements and other permissions pertaining to such item and all other rights to which the Company is entitled with respect thereto are in compliance in all respects with all applicable Laws in all jurisdictions worldwide, including those pertaining to remittance of foreign exchange and Taxes; and

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(viii) Neither any Seller nor the Company has made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale or transfer of, or granted any Lien on such item; nor has any Seller or the Company granted any release, covenant not to sue or other non-assertion assurance to any Person with respect to such item which could reasonably be expected to have an adverse effect on the aggregate value of the Intellectual Property.

4.20.10 Each Seller represents that neither it nor the Company uses any computer software or Intellectual Property owned by any Person other than the Company pursuant to any license, sublicense, agreement or permission and that no such licenses, sublicenses, agreements or permissions exist.

4.20.11 To each Seller’s Knowledge, the continued operation of the Company’s business as currently conducted does not and will not interfere with, infringe upon, misappropriate or otherwise come into conflict with, any Intellectual Property rights of any Person.

4.20.12 Neither Seller has Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other Persons have developed which reasonably could be expected to supersede or make obsolete any product or process of the Company.

4.21. Transactions with Affiliates. Except as set forth on Schedule 4.21, none of the Sellers, their Affiliates (excluding the Company), any officer or director of the Company, or any Affiliate of the Company, no Person with whom any such officer or director has any direct or indirect relation by blood, marriage or adoption, no entity in which any such officer, director or Person owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than five percent of the stock of which is beneficially owned by all such officers, directors and Persons in the aggregate), no Affiliate of any of the foregoing and no current or former Affiliate of the Company has any interest in: (a) any contract, arrangement or understanding with, or relating to, the Company or the properties or assets of the Company; (b) any loan, arrangement, understanding, agreement or contract for or relating to the Company or the properties or assets of the Company; or (c) any property (real, personal or mixed), tangible or intangible, used or currently intended to be used by the Company. No part of the property or assets of any of the equity owners of any Seller or any direct or indirect subsidiary or affiliate of any of such Person is used by the Company.

4.22. Brokers, Finders and Investment Bankers. Neither the Company, nor any Seller, nor any officer, member, director or employee of the Company nor any Affiliate of the Company, has employed any broker, finder or investment banker or incurred any Liability for any investment banking fees, financial advisory fees, brokerage fees or finders’ fees in connection with the transactions contemplated hereby. The Sellers will jointly and severally indemnify and hold the Purchaser harmless against any and all brokerage, finders and other fees.

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4.23. Employee Benefit Plan; Profit Sharing and Related. No bonuses are due or accrued, or will be due as of the end of any applicable period hereafter, to any employees or consultants of the Company.

4.24. Data Room; Information Supplied. All copies of and originals of all information, documents, financial statements, agreements and materials provided by the Company (including its Representatives, legal counsels and accountants) or either Seller to the Purchaser (the “Provided Materials”), or their Affiliates or Representatives as part of the due diligence process leading up to the Parties entry into this Agreement were and remain (a) accurate and complete when provided and as of the Closing Date; and (b) did not and do not contain any untrue statement of a material fact, or omit to include any material fact necessary to make the materials provided not misleading. The Sellers acknowledge that the Purchaser (and its Affiliates) are relying on the accuracy and completeness of such Provided Materials in connection with its decision to enter into this Agreement and to consummate the transactions contemplated herein.

4.25. Confidentiality. Each Seller agrees that:

4.25.1 From and after the date hereof, the Sellers shall not, and shall cause each of their respective Affiliates and each of their respective Representatives not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person, other than the Purchaser and its Representatives, or use or otherwise exploit for their own benefit or for the benefit of anyone other than the Purchaser and its Representatives, any Confidential Information. Each Seller, its Affiliates and their respective Representatives shall not have any obligation to keep confidential any Confidential Information if and to the extent disclosure thereof is, in the reasonable opinion of such Seller’s counsel, required by Law; provided, however, that, prior to any disclosure required by applicable Law, such Seller shall have, to the extent permitted by Law, provided the Purchaser with prompt written notice of such requirement before making any disclosure so that the Purchaser may waive compliance with the provisions of this Section 4.25.1 or seek an appropriate protective order, and the Seller and the Company shall reasonably cooperate with the Purchaser in connection with obtaining such protective order.

4.25.2 The covenants and undertakings contained in this Section 4.25 relate to matters which are of a special, unique and extraordinary character, and a violation of any of the terms of this Section 4.25 will cause irreparable injury to the Purchaser or the Company, as applicable, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, the remedy at law for any breach of this Section 4.25 will be inadequate. Therefore, the Purchaser will be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of this Section 4.25 without the necessity of proving actual damages or posting any bond whatsoever. The rights and remedies provided by this Section 4.25 are cumulative and in addition to any other rights and remedies which the Purchaser or the Company may have hereunder or at law or in equity.

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4.25.3 If any court of competent jurisdiction in a final, nonappealable judgment determines that a specified time period, a specified geographical area, a specified business limitation or any other relevant feature of this Section 4.25 is unreasonable, arbitrary or against public policy, then a lesser time period, geographical area, business limitation or other relevant feature which is determined by such court to be reasonable, not arbitrary and not against public policy, may be enforced against the Sellers and their Affiliates.

4.26. No Indebtedness. As of the date hereof and after the Sellers have provided the Release described in Section 4.27, (a) no obligations exist with respect to any Indebtedness of the Company, except as set forth on Schedule 4.10; and (b) no liabilities, Indebtedness, agreements or other obligations are owed between the Company, on the one hand, and any Seller and its Affiliates, on the other hand, except as set forth on Schedule 4.26, all of which will be forgiven in connection with the Release.

4.27. Release.

4.27.1 Each Seller hereby, for itself and its successors and assigns, releases, acquits and forever discharges the Purchaser, the Company and their subsidiaries and their respective Affiliates, the officers, directors, employees and agents thereof and their respective successors and assigns of and from any and all debts, amounts owed, Claims, demands, liabilities, responsibilities, disputes, causes of action and obligations of every nature whatsoever, liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, that such Seller, as of the Closing Date has, owns or holds or has at any time previously had, owned or held against such parties, including, without limitation, all Liabilities created as a result of the, gross negligence and willful acts of the Company or the negligence of the Company or such Seller and their employees and agents, or under a theory of strict liability, existing as of the Closing Date and any amounts owed to such Seller for the repayment of loans or advances made prior to the Company prior to the Closing Date; provided, however, that such release shall not cover (a) any Claims against the Purchaser, or any of its Affiliates (other than the Company) unrelated in any way to the Company; (b) any Claims arising under this Agreement or any other Transaction Document; or (c) any Claims against the Purchaser or any of its Affiliates (other than the Company) resulting from the gross negligence or willful misconduct of the Purchaser or one of its Affiliates (other than the Company).

4.28. Insurance. To the extent any insurance proceeds are received by either Seller or any of its Affiliates (other than the Company) after the Closing with respect to a loss of, or damage to, the assets of, or any Claim against, the Company relating to the Company prior to the Closing (including any insurance proceeds with respect to continuing business interruption experienced by the Company after the Closing), such Seller shall, or shall cause the appropriate Affiliate to, remit such insurance proceeds to the Company or its designee; provided, that such Seller shall not be required to remit any insurance proceeds to the Company with respect to business interruption to the Company prior to the Closing.

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4.29. Approval of Agreement. The Directors of the Company shall have authorized the execution and delivery of this Agreement and approved this Agreement and the transactions contemplated hereby.

4.30. Additional Representations, Acknowledgements and Warranties of the Sellers Regarding the Purchaser Shares. Each Seller represents, acknowledges and warrants the following to the Purchaser:

4.30.1 Each Seller recognizes that the Purchaser Shares have not been registered under the Securities Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Purchaser Shares is registered under the Securities Act or unless an exemption from registration is available. Such Seller may not sell the Purchaser Shares without registering them under the Securities Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale;

4.30.2 Each Seller is acquiring the Purchaser Shares for its own account for long-term investment and not with a view toward resale, fractionalization or division, or distribution thereof, and it does not presently have any reason to anticipate any change in its circumstances, financial or otherwise, or particular occasion or event which would necessitate or require the sale or distribution of the Purchaser Shares. No one other than such Seller will have any beneficial interest in said securities. Each Seller agrees to set forth the terms of its ownership, record address and social security number/EIN (or, if such Seller is not a U.S. citizen, a national identity number or other form of identification acceptable to Purchaser) on the Share Registration Form, a form of which is attached hereto as Exhibit A (the “Share Registration Forms”);

4.30.3 Each Seller acknowledges that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended, and has completed a Certificate of Accredited Investor Status, in the form attached hereto as Exhibit B (the “Seller Certification”);

4.30.4 Each Seller (A) is aware of, has received and had an opportunity to review (i) the Purchaser’s Annual Report on Form 10-K for the year ended January 31, 2021; and (ii) the Purchaser’s Quarterly Reports on Form 10-Q and current reports on Form 8-K (and, to the extent filed and available, the Purchaser’s Transition Report on Form 10-KT) from February 1, 2021, to the date of such Seller’s entry into this Agreement (which filings can be accessed by going to https://www.sec.gov/edgar/searchedgar/companysearch.html, typing “Golden Matrix Group, Inc.” in the “Purchaser name” field, and clicking the “Search” button), in each case (i) through (ii), including the audited and unaudited financial statements, description of business, risk factors, results of operations, certain transactions and related business disclosures described therein (collectively the “Disclosure Documents”) and an independent investigation made by it of the Purchaser; (B) has, a reasonable time prior to the date of this Agreement, been given an opportunity to review material contracts and documents of the Purchaser and has had an opportunity to ask questions of and receive answers from the Purchaser’s officers and directors and has no pending questions as of the date of this Agreement; and (C) is not relying on any oral representation of the Purchaser or any other person, nor any written representation or assurance from the Purchaser; in connection with each Seller’s acceptance of the Securities and investment decision in connection therewith. Each Seller acknowledges that due to its receipt of and review of the information described above, it has received similar information as would be included in a Registration Statement filed under the Securities Act;

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4.30.5 Each Seller has such knowledge and experience in financial and business matters such that such Seller is capable of evaluating the merits and risks of an investment in the Purchaser Shares and of making an informed investment decision, and does not require a representative in evaluating the merits and risks of an investment in the Purchaser Shares;

4.30.6 Each Seller has had an opportunity to ask questions of and receive satisfactory answers from the Purchaser, or any person or persons acting on behalf of the Purchaser, concerning the terms and conditions of this Agreement and the Purchaser, and all such questions have been answered to the full satisfaction of such Seller;

4.30.7 Each Seller recognizes that an investment in the Purchaser is a speculative venture. The ownership of the Purchaser Shares as an investment involves special risks;

4.30.8 Each Seller realizes that the Purchaser Shares cannot readily be sold as they will be restricted securities and therefore the Purchaser Shares must not be accepted unless such Seller has liquid assets sufficient to assure that such purchase will cause no undue financial difficulties and such Seller can provide for current needs and possible personal contingencies;

4.30.9 Each Seller confirms and represents that it is able (i) to bear the economic risk of its investment, (ii) to hold the Purchaser Shares for an indefinite period of time, and (iii) to afford a complete loss of its investment;

4.30.10 Each Seller has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Purchaser Shares for its particular tax and financial situation and its advisers, if such advisors were deemed necessary, have determined that the Purchaser Shares are a suitable investment for itself;

4.30.11 Each Seller has not become aware of and has not been offered the Purchaser Shares by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to such Seller’s Knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising;

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4.30.12 Each Seller confirms and acknowledges that the Company is under no obligation to register or seek an exemption under any federal and/or state securities acts for any sale or transfer of the Purchaser Shares by such Seller, and such Seller is solely responsible for determining the status, in its hands, of the Purchaser Shares acquired in connection herewith and the availability, if required, of exemptions from registration for purposes of sale or transfer of the Purchaser Shares; and

4.30.13 Each Seller confirms and acknowledges that the Purchaser Shares will bear the following restrictive legend (or a similar legend):

‘‘THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED WITHOUT EITHER: i) REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR ii) SUBMISSION TO THE CORPORATION OF AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION THAT SAID SHARES AND THE TRANSFER THEREOF ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.’’

4.31. No Untrue Representation or Warranty. No representation or warranty contained in this Agreement or any attachment, schedule, exhibit, certificate or instrument furnished to the Purchaser by the Company or any Seller pursuant hereto, or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Sellers as follows as of the date hereof (which shall be automatically re-confirmed as of the Closing Date):

5.1. Organization. The Purchaser is a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

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5.2. Authorization. The Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and the Purchaser Ancillary Documents, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Purchaser Ancillary Documents by the Purchaser, the performance by the Purchaser of its obligations hereunder and thereunder, and the consummation of the transactions provided for herein and therein have been duly and validly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been and, as of the Closing Date, the Purchaser Ancillary Documents shall be, duly executed and delivered by the Purchaser and do or shall, as the case may be, constitute the valid and binding agreements of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to applicable bankruptcy insolvency and other similar Laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

5.3. Purchaser Capitalization. As of the Closing Date, but prior to giving effect to the issuance of the Purchaser Shares, the authorized capital stock of the Purchaser consists of 40,000,000 shares of common stock, $0.00001 par value per share, of which 27,278,541 shares are issued and outstanding, and 20,000,000 shares of preferred stock, $0.00001 par value per share (such shares, collectively, “Purchaser Preferred Stock”), of which 1,000 shares are issued and outstanding and designated as Series B Voting Preferred Stock, which shares vote substantially all of the voting shares of the Purchaser.

5.4. Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement and the Purchaser Ancillary Documents and the consummation of the transactions contemplated hereby and thereby do not or will not (as the case may be), violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, permit the acceleration of any obligation under, or create in any part the right to terminate, modify or cancel (a) any term or provision of the organizational documents of the Purchaser, (b) any contract to which the Purchaser is a party, (c) any judgment, decree or order of any Governmental Entity to which the Purchaser is a party or by which the Purchaser or any of its properties is bound, or (d) any Law or arbitration award applicable to the Purchaser, except in the cases of clauses (b), (c) and (d) where the violation, conflict, breach, default, loss of benefit or acceleration will not, either individually or in the aggregate, materially delay or impair the ability of the Purchaser to consummate the transactions contemplated hereby, or by the Purchaser Ancillary Documents.

5.5. Independent Investigation. The Purchaser has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) and assets of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records and other documents and data of the Company for such purpose. The Purchaser acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, the Purchaser has relied solely upon its own investigation and the express representations and warranties of the Sellers set forth in this Agreement, including ARTICLE IV and the Provided Materials; and (b) none of the Sellers, the Company, its Subsidiaries or any other Person has made any representation or warranty as to the Sellers, the Company or this Agreement, except as expressly set forth in this Agreement, including ARTICLE IV (including the related portions of the Schedules).

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5.6. Investment Intent. The Purchaser is acquiring the Company ordinary share capital for its own account and not with a view to their distribution within the meaning of Section 2(a)(11) of the Securities Act.

5.7. Brokers, Finders and Investment Bankers. Neither the Purchaser, nor an officer, director or employee of the Purchaser nor any Affiliate of the Purchaser, has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders’ fees in connection with the transactions contemplated hereby.

5.8. Litigation. There are no Litigation or Claims pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its Subsidiaries, except for those that would not be reasonably likely to have, either individually or in the aggregate, a material adverse effect on the Purchaser, its Subsidiaries or their operations.

5.9. No Integrated Offering. Neither Purchaser nor any Affiliates of Purchaser, nor any Person acting on behalf of any of the foregoing, has, directly or indirectly, made any offers or sales of any security or solicited any offers to purchase any security, under circumstances that would require registration of any of the Purchaser Shares issuable pursuant to this Agreement under the Securities Act or caused this offering of such shares of Purchaser Shares to be integrated with prior offerings by Purchaser for purposes of the Securities Act or any applicable stockholder approval requirements of any authority.

5.10. Foreign Corrupt Practices Act. To the Purchaser’s knowledge, no agent or other person acting on behalf of the Purchaser, has: (a) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by the Purchaser (or made by any person acting on its behalf of which the Purchaser is aware) which is in violation of law, or (d) violated in any material respect any provision of the FCPA.

5.11. Compliance with Law.

5.11.1 (i) The Purchaser is, and since December 31, 2019, has been, in compliance with all applicable Laws, except where the failure to do so will not have a Material Adverse Effect on the Purchaser; (ii) the Purchaser has not been charged with, nor received any written notice that it is under investigation with respect to, and, to the Knowledge of the Purchaser, the Purchaser is not now under investigation with respect to, any violation of any applicable Law or other requirement of a Governmental Entity; (iii) the Purchaser is not a party to, or bound by, any order, judgment, decree, injunction, rule or award of any Governmental Entity or arbitrator; (iv) the Purchaser has filed all material reports and has all material Licenses required to be filed with any Governmental Entity on or before the date hereof; and (v) the Purchaser has not failed to comply with any Law or authorization by any Governmental Entity to the extent that such failure is reasonably expected to result in or give rise to: (a) any criminal liability in respect of the Purchaser, or (b) any restrictions, penalties, limitations or other Liens being imposed on the Purchaser or its assets that would result in a Purchaser Material Loss.

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5.11.2 The Purchaser and its agents are in compliance with all applicable U.S. and foreign Laws and regulations.

5.12. Title and Related Matters. The Purchaser has good and marketable title to all of its properties, Inventory, interest in properties, and assets, real and personal, free and clear of all Liens, pledges, charges, or Encumbrances except (a) statutory liens or claims not yet delinquent; and (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties.

5.13. Approval of Agreement. The Directors of the Purchaser have authorized the execution and delivery of this Agreement by the Purchaser and the transactions contemplated hereby.

5.14. No Other Representations or Warranties. Except for the representations and warranties contained in this ARTICLE V or in any Purchaser Ancillary Documents to which it is a party, neither Purchaser nor any other Person makes any other express or implied representation or warranty on behalf of Purchaser, or any of its Affiliates or Representatives to the Sellers.

5.15. No Untrue Representation or Warranty. No representation or warranty contained in this Agreement or any attachment, schedule, exhibit, certificate or instrument furnished to the Sellers by the Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE VI.
JOINT REPRESENTATIONS AND CONFIRMATIONS

6.1. Joint Representations of the Parties. The Sellers represent the following to the Purchaser and the Purchaser represents the following to the Sellers:

6.1.1 Injunction. No effective injunction, writ or preliminary restraining order or any order of any nature is issued and outstanding by a Governmental Entity of competent jurisdiction to the effect that the Acquisition may not be consummated as provided herein, no Proceeding or lawsuit is commenced and ongoing by any Governmental Entity or third party for the purpose of obtaining any such injunction, writ or preliminary restraining order and no written notice is received and outstanding from any Governmental Entity indicating an intent to restrain, prevent, materially delay or restructure the transactions contemplated hereby.

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6.1.2 Governmental Consents. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, all Governmental Entities required in connection with the execution, delivery or performance hereof are obtained or made.

ARTICLE VII.
CLOSING

7.1. Closing. The closing (“Closing”) of the transaction contemplated by this Agreement shall occur automatically, and without any further required action from any Party, upon the satisfaction of the Closing Conditions (described below) (the “Closing Date”) which date shall in no event be later than December 31, 2021 (the “Required Closing Date”), unless such date is extended in writing by the mutual consent of all Parties. The Closing shall be deemed effective as of the Effective Date for all purposes.

7.1.1 The following “Closing Conditions” shall have occurred, or have been waived by the Purchaser or Sellers, as the case may be, in writing, prior to the Closing Date:

(A) Requirements of the Sellers: At the Closing the Sellers shall have delivered to the Purchaser the following:

(i) The Acquisition shall have been approved by the Board of Directors of the Company (if so required by the Company’s organizational documents) and the Purchaser, and the Company ordinary share capital shall have been delivered in accordance with Section 1.1;

(ii) The Sellers shall surrender the certificates evidencing 80 Ordinary Shares of the Company (being 80% of the total issued ordinary share capital of the Company), duly endorsed with Medallion Guaranteed stock powers in the form attached hereto as Exhibit C or notarized signatures of the holders thereof so as to make the Purchaser the sole owner thereof;

(iii) The Sellers shall supply the Purchaser with Minutes of the Board of Directors of the Company approving and consenting to this Agreement and the transactions contemplated herein;

(iv) The Sellers shall have delivered documentation and agreements relating to and evidencing the assets of the Company and the Intellectual Property to the Purchaser, and all corporate records (including minutes) of the Company;

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(v) The Sellers shall have obtained the Financial Statements (hereinafter defined) and delivered the same to the Purchaser;

(vi) The Sellers shall have delivered executed copies of all officers certificates, Schedules, Transaction Documents, exhibits and other documentation and information required pursuant to the terms and conditions of this Agreement;

(vii) Delivery by the Sellers of certificates issued by appropriate Governmental Entities evidencing the status of the Company and its subsidiaries, as of a date not more than five (5) calendar days prior to the Closing Date, in the jurisdiction of their incorporation, formation or organization, and as of a date not more than five (5) calendar days prior to the Closing Date, or such longer period as is reasonably practicable under the circumstances, in each other jurisdiction in which the Company and its Subsidiaries are qualified to conduct business as foreign entities; and

(viii) The Sellers shall have complied with all of the requirements of ARTICLE VIII and ARTICLE IX, below.

(B) Requirements of the Purchaser: At the Closing the Purchaser shall have delivered to the Sellers the following:

(i) The Closing Cash Consideration and photocopies of the certificates evidencing the Closing Shares as issued by Purchaser’s transfer agent to be released and sent to the Shareholders (or their counsel) on the Closing Date;

(ii) The resolutions of the Directors of the Purchaser authorizing the execution, delivery and performance hereof by the Purchaser in connection herewith and the transactions contemplated hereby;

(iii) The Purchaser shall have delivered executed copies of all officers certificates, Schedules, Transaction Documents, exhibits and other documentation and information required pursuant to the terms and conditions of this Agreement.

ARTICLE VIII.
TERMINATION

8.1. Termination.

8.1.1 The transactions contemplated hereby may be terminated or abandoned at any time prior to the Closing Date:

(i) by the mutual written consent of the Purchaser and the Sellers.

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(ii) by either the Purchaser or the Sellers, on written notice to the other Party if the Closing shall not have occurred on or prior to the Required Closing Date; provided, however, that the right to terminate this Agreement under this Section 8.1.1(ii) shall not be available to any Party whose breach of any provision of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Required Closing Date; provided, further, that notwithstanding the previous limitation, the Required Closing Date shall not be extended in perpetuity until such breach is cured, and the non-breaching Party shall be obligated to elect: (x) to close regardless of such breach following a reasonable period of time necessary to cure such breach, or (y) to terminate this Agreement on a date certain to not exceed 12 months from the date hereof, and upon any failure to make such election, this Agreement shall automatically terminate as of the date that is 12 months from the date hereof; or

(iii) by the Purchaser on written notice to the Sellers if any of the conditions set forth in ARTICLE IX shall have become incapable of fulfillment and shall not have been waived by the Purchaser; provided that the right to terminate this Agreement pursuant to this Section 8.1.1(iii) shall not be available if the failure of the Purchaser to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of such condition to be satisfied on or prior to such date.

8.1.2 This Agreement may be terminated by the Board of Directors of the Purchaser at any time prior to the Closing Date if:

(i) there shall be any actual or threatened action or proceeding before any court or any Governmental Entity which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such Board of Directors or shareholders, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the Acquisition; or

(ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions (which does not include the SEC) or in the judgment of such Board of Directors or shareholders of the Purchaser, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Acquisition.

In the event of termination pursuant to this paragraph, no obligation, right or liability shall arise hereunder, and each Party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

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7.3 Effect of Termination. In the event of the termination of this Agreement in accordance with Section 8.1.1, this Agreement shall become null and void and of no further force or effect except for Section 4.25 (Confidentiality) and ARTICLE XI (Indemnification) which shall survive the termination of this Agreement for any reason. Termination of this Agreement shall not relieve a breaching Party from all breaches of this Agreement that occurred prior to such termination. In no event shall any Party be liable for consequential, special, or punitive damages.

ARTICLE IX.
SPECIAL COVENANTS

9.1. Access to Properties and Records. The Sellers will (and will cause the Company to) afford to the officers and authorized representatives of the Purchaser reasonable access to the properties, books and records of the Company in order that the Purchaser may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the Company, and will furnish the Purchaser with such additional financial and operating data and other information as to the business and properties of the Company as the Purchaser shall from time to time reasonably request. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and the Sellers shall (and shall cause the Company to) cooperate fully therein. No investigation by the Purchaser shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the Sellers under this Agreement. In order that the Purchaser may investigate as it may wish the business affairs of the Sellers and the Company, the Sellers shall (and shall cause the Company to) furnish the Purchaser during such period with all of such information and copies of such documents concerning the affairs of it as the Purchaser may reasonably request, and cause its officers, employees, consultants, agents, accountants, and attorneys to cooperate fully in connection with such review and examination, and to make full disclosure to the Purchaser all material facts affecting the Company’s financial condition, business operations, and the conduct of operations.

9.2. Delivery of Books and Records and Bank Accounts. At the Closing, the Sellers shall deliver to the Purchaser copies of the corporate minute books, books of account, contracts, records, and all other books or documents including the bank accounts of the Company now in the possession of the Sellers, the Company, or their respective representatives.

9.3. Third Party Consents and Certificates. The Purchaser and the Sellers agree to cooperate with each other in order to obtain any required third-party consents to this Agreement and the transactions herein contemplated.

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9.4. Actions Prior to Closing.

9.4.1 From and after the date of this Agreement until the Closing Date and except as set forth in the Schedules, or as permitted or contemplated by this Agreement, the Sellers will (and will cause the Company to):

(i) carry on the Company’s business in substantially the same manner as it has heretofore;

(ii) maintain and keep the Company’s properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by the Company;

(iv) use good faith efforts to perform in all material respects all of their and the Company’s obligations under material contracts, leases, and instruments relating to or affecting their or the Company’s assets, properties, and business;

(v) use their good faith efforts to maintain and preserve the Company’s business organization intact, to retain the Company’s key employees, and to maintain the Company’s relationship with the Company’s material suppliers and customers; and

(vi) fully comply with and perform in all material respects (and cause the Company to so comply with and perform) all obligations and duties imposed on them or the Company by the applicable laws and regulations of all jurisdictions in which the Company does business.

9.4.2 From and after the date of this Agreement until the Closing Date, the Sellers will not (and will cause the Company not to):

(i) make any changes in the Company’s Articles of Incorporation, Bylaws, or other governing documents except as otherwise provided in this Agreement;

(ii) take any action described in Section 4.11;

(iii) enter into or amend (or cause the Company to enter into or amend) any contract, agreement, or other instrument of any of the types described in the Schedules, except that the Company may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

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(iv) sell any assets or discontinue any operations, sell or issue any shares evidencing capital stock, issue any convertible securities or conduct any similar transactions.

ARTICLE X.
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER

The obligations of the Purchaser under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions, to the extent not waived by the Purchaser in writing:

10.1. Ownership of the Company. Prior to the Closing Date, the Sellers shall have demonstrated to the Purchaser, with evidence reasonably satisfactory to the Purchaser, that the Sellers are the owners of One Hundred Percent (100%) of the outstanding ordinary issued share capital of the Company.

10.2. Accuracy of Representations and Performance of Covenants. The representations and warranties made by the Sellers in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). The Sellers shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by the Sellers prior to or at the Closing. The Purchaser shall be furnished with a certificate, signed by the Sellers and dated the Closing Date, to the foregoing effect.

10.3. Certificate. The Purchaser shall have been furnished with a certificate dated the Closing Date and signed by the Sellers confirming the Seller’s compliance with Sections 10.2 and 10.4 hereof, and stating that no litigation, proceeding, investigation, or inquiry is pending, or to the best Knowledge of the Sellers threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Schedules, by or against the Sellers or the Company, which might result in any material adverse change in any of the assets, properties, business, or operations of the Company.

10.4. No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material change in the financial condition, business, or operations of the Company, nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable by the Purchaser in its reasonable discretion.

10.5. Approval by the Company. The Acquisition shall have been approved, and the Company Securities delivered in accordance with the terms of this Agreement, by the Board of Directors of the Company if so required by the Company’s organizational documents.

10.6. No Governmental Prohibition. . No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

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10.7. Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company after the Closing Date on the basis as presently operated shall have been obtained.

10.8. Due Diligence. The Purchaser shall have conducted due diligence on the Company and verified among other things, the rights and liabilities associated with the assets and operations of the Company (the “Due Diligence”), which Due Diligence shall be satisfactory to the Purchaser in its sole and absolute discretion. In the event that the Due Diligence is unsatisfactory to the Purchaser, the Purchaser shall have the right to terminate this Agreement and the transactions contemplated hereby without any liability to the Sellers or the Company whatsoever. The Sellers agree to (and agree to cause the Company to) afford to the officers and authorized representatives of the Purchaser, reasonable access to the properties, books and records of the Sellers and the Company, as the case may be, in order that it may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the Company and will furnish the Purchaser with such additional financial and operating data and other information as to the business, operations and assets of the Company as the Purchaser shall from time to time reasonably request. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and the Sellers shall (and shall cause the Company to) cooperate fully therein. No investigation by the Purchaser shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the Purchaser under this Agreement.

10.9. Shareholders Agreement. The Purchaser and the Sellers (and, if deemed necessary by the Purchaser, the Company and/or its other shareholders) shall have entered into the Shareholders Agreement in the form attached hereto as Exhibit D, with such revisions as the Purchaser may require in its sole discretion following the Purchaser’s completion of due diligence investigation of the Company in accordance with this Agreement (the “Shareholders Agreement”). In addition, if the Purchaser so requires, the Sellers shall (and shall cause the Company and its other shareholders to) adopt a new or amended operating agreement, bylaws, or a similar organizational document setting forth matters of Company governance, dividends or profit distributions, tax allocations and other relevant matters in a manner that is consistent with the Shareholders Agreement and is otherwise acceptable to the Purchaser in all respects.

10.10. Legal Opinion. The Sellers shall have obtained and delivered to the Purchaser a signed legal opinion dated not later than twenty (20) Business Days prior to the Closing Date from counsel for the Sellers and/or the Company (which legal counsel must be licensed and in good standing in the United Kingdom, Republic of ireland and any other jurisdiction in which the Company does business), in form and substance acceptable to Purchaser in Purchaser’s sole discretion, confirming that (i) the competitions of skill hosted by the Company are not “games of chance” regulated in the United Kingdom under the Gambling Act 2005 and in the Republic of Ireland under the Gaming and Lotteries (Amendment) Act 2019, (ii) the Company’s business is not otherwise subject to gaming and gambling regulations in the jurisdictions in which its service is offered, and (iii) the Company’s business is in compliance with all applicable Laws and regulations in effect in the jurisdictions in which it operates and/or in which its service is offered.

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10.11. Financial Statements. The Sellers shall have obtained a full set of financial records of the Company’s operations, and shall have provided the Purchaser with (i) balance sheets and statements of income and cash flow of the Company, provided by the sellers independent public accountants, for its fiscal years ended as of October 31, 2020 and October 31, 2021, in form acceptable to the Purchaser; and (ii) any and all supporting documentation prepared, relied on, or requested by Purchaser in connection with (i) and (ii) above (the “Financial Statements”).

10.12. Additional Closing Conditions. The Closing Conditions set forth in Section 7.1.1 shall have occurred.

ARTICLE XI.
INDEMNIFICATION

11.1. Indemnification Obligations of the Sellers. The Sellers, their Affiliates, and each of their respective Representatives (collectively, the “Indemnifying Party”) shall jointly and severally, indemnify, defend and hold harmless the Purchaser and its Affiliates, and each of their respective Representatives and each of the heirs, personal representatives, successors and assigns of any of the foregoing (the “Indemnified Parties”) from, against, and in respect of, any and all Claims, liabilities, obligations, damages, losses, costs, expenses, charges, assessments, interest, penalties, fines and judgments (at equity or at law, including statutory and common) whenever arising or incurred (including amounts paid in settlement, costs of investigation and reasonable attorneys’ fees and expenses) arising out of or relating to:

11.1.1 any breach or inaccuracy of any representation or warranty made by either Seller in this Agreement or the Seller Ancillary Documents;

11.1.2 any breach of any covenant, agreement or undertaking made by either Seller in this Agreement or the Seller Ancillary Documents;

11.1.3 any expenses related to the negotiation and preparation of this Agreement and the transactions contemplated herein and incurred or payable by the Company prior to Closing, including any brokerage or finders’ fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any Person with the Company (or any Person acting on their behalf) or any Seller in connection with the transactions contemplated hereby;

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11.1.4 any environmental Claims arising from any act or omission by the Company or the failure of the Company to comply with any Environmental Law prior to Closing; and

11.1.5 all Taxes (i) of the Company for all Pre-Closing Tax Periods, (ii) of any member of an affiliated, consolidated, combined, or unitary group of which the Company (or any predecessor) is or was a member on or before the Closing Date, (iii) of any Person (other than the Company) imposed on the Company as a transferee or successor, by contract, or pursuant to any Law, which Taxes relate to an event or transaction occurring on or before the Closing, and (iv) on any income resulting from any election by the Company or any under the Code on or before the Closing Date.

The Claims, liabilities, obligations, losses, damages, costs, expenses, penalties, fines and judgments of the Indemnified Parties described in this Section 11.1 as to which the Indemnified Parties are entitled to indemnification are collectively referred to as “Purchaser Losses.”

11.2. Calculation of Indemnification Obligations.  11.2.1 For purposes of determining (x) whether there has been a breach or inaccuracy of a representation and warranty; and (y) the amount of any Purchaser Losses, (i) each representation and warranty in this Agreement shall be deemed made without any qualifications or limitations as to materiality and (ii) without limiting the foregoing, the words “material,” “Material Adverse Effect,” and words of similar import shall be deemed deleted from any such representation and warranty.

11.3. Indemnification Procedure.

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1.1.1 Promptly following receipt by the Indemnified Parties of notice by a third party (including any Governmental Entity) of any complaint or the commencement of any audit, investigation, action or Proceeding with respect to which the Indemnified Parties may be entitled to receive payment from the Indemnifying Party for any Purchaser Loss, such Indemnified Party shall notify the Indemnifying Party, promptly following the Indemnified Party’s receipt of such complaint or notice of the commencement of such audit, investigation, action or Proceeding; provided, however, that the failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability hereunder with respect to such Claim only if, and only to the extent that, such failure to so notify the Indemnifying Party results in harm to the Indemnifying Party. The Indemnifying Party may, upon written notice delivered to the Indemnified Party within twenty (20) days thereafter assuming full responsibility for any Purchaser Losses resulting from such audit, investigation, action or Proceeding, assume the defense of such audit, investigation, action or Proceeding, to the extent such audit, investigation, action or Proceeding involves solely monetary damages, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel; provided, however, that an Indemnifying Party will not be entitled to assume the defense of any audit, investigation, action or Proceeding if (i) such Claim may result in criminal liability of, or equitable remedies against, the Indemnified Party; or (ii) the Indemnified Party reasonably believes that the interests of the Indemnifying Party and the Indemnified Party with respect to such Claim are in conflict with one another, and as a result, the Indemnifying Party may not adequately represent the interests of the Indemnified Party in such Claim. If, however, the Indemnifying Party declines or fails to assume, or is not permitted to assume, the defense of the audit, investigation, action or Proceeding on the terms provided above or to employ counsel reasonably satisfactory to the Indemnified Party, in either case within such twenty (20) day period, or if the Indemnifying Party is not entitled to assume the defense of the audit, investigation, action or Proceeding in accordance with the preceding sentence, then such Indemnified Party may employ counsel to represent or defend it in any such audit, investigation, action or Proceeding and the Indemnifying Party shall pay the reasonable fees and disbursements of such counsel for the Indemnified Party as incurred; provided, however, that the Indemnifying Party shall not be required to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any jurisdiction in any single audit, investigation, action or Proceeding. If the Indemnifying Party fails to diligently prosecute the defense of any audit, investigation, action or Proceeding, the Indemnified Party may pay, compromise, and defend such audit, investigation, action or Proceeding and seek indemnification for any and all Claims, liabilities, losses, damages, costs, expenses, penalties, fines, judgments and fees based upon, arising from or relating to such audit, investigation, action or Proceeding. In any audit, investigation, action or Proceeding for which indemnification is being sought hereunder, the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such action, may participate in such matter and to retain its own counsel at such Party’s own expense. The Indemnifying Party or the Indemnified Party (as the case may be) shall at all times use reasonable efforts to keep the Indemnifying Party or the Indemnified Party (as the case may be) reasonably apprised of the status of the defense of any matter the defense of which it is maintaining and to cooperate in good faith with each other with respect to the defense of any such matter.

11.3.2 No Indemnified Party may settle or compromise any audit, investigation, action or Proceeding or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, unless (i) the Indemnifying Party fails to assume, or is not permitted to assume, and maintain the defense of such Claim pursuant to Section 11.3.1 or (ii) such settlement, compromise or consent includes an unconditional release of the Indemnifying Party and its officers, directors, managers, employees and Affiliates from all liability arising out of such Claim. An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any Claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent (x) includes an unconditional release of the Indemnified Party and its officers, directors, managers, employees and Affiliates from all liability arising out of such Claim, (y) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the Indemnified Party and (z) does not contain any equitable order, judgment or term that in any manner affects, restrains or interferes with the business of the Indemnified Party or any of the Indemnified Party’s Affiliates.

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11.3.3 If an Indemnified Party Claims a right to payment pursuant to this Agreement, such Indemnified Party shall send written notice of such Claim to the Indemnifying Party. Such notice shall specify the basis for such Claim. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnified Party under this ARTICLE XI or the amount thereof, the Claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of the Indemnifying Party under this ARTICLE XI, and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the Claim (or any portion of the Claim) is estimated, on such later date when the amount of such Claim (or such portion of such Claim) becomes finally determined. If the Indemnifying Party has timely disputed its liability with respect to such Claim as provided above, as promptly as possible, the Indemnified Party and the Indemnifying Party shall establish the merits and amount of such Claim (by mutual agreement, litigation, arbitration or otherwise) and, within five (5) Business Days following the final determination of the merits and amount of such Claim, the Indemnifying Party shall pay to the Indemnified Party in immediately available funds in an amount equal to such Claim as determined hereunder.

11.4. Claims Period. The Claims Period hereunder for shall begin on the date hereof and terminate thirty-six (36) months after the Closing Date, provided that, the covenants and agreements that by their terms apply or are to be performed in whole or in part after the Closing Date shall survive for the period provided in such covenants and agreements, if any, or until fully performed. Notwithstanding the foregoing, if, before the close of business on the last day of the applicable Claims Period, the Indemnifying Party is properly notified of a Claim for indemnity hereunder and such Claim is not finally resolved or disposed of at such date, such Claim shall continue to survive and shall remain a basis for indemnity hereunder until such Claim is finally resolved or disposed of in accordance with the terms hereof.

ARTICLE XII.
CONSTRUCTION; DEFINITIONS

12.1. Definitions. In addition to other terms defined throughout this Agreement, the following terms have the following meanings when used herein:

12.1.1 “Affiliate” of any specified Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person; provided that, from and after the Closing, (a) the Company shall not be considered an Affiliate of the Sellers or their Affiliates, and (b) neither Seller, nor or any of such Seller’s Affiliates shall be considered an Affiliate of the Company.

12.1.2 “Arbitrator” means an accounting firm or law firm mutually agreed upon by the Purchaser and Seller.

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12.1.3 “Business Day” means any day except Saturday, Sunday or any day on which banks are authorized by Law to be closed in Belfast, Northern Ireland.

12.1.4 “Claim” means any claim (including any product liability, malpractice or errors or omission claim), demand, complaint, cause of action, investigation, inquiry, suit, action, hearing, notice of violation or legal, administrative, arbitrative or other Proceeding.

12.1.5 “Claims Period” means the period during which a claim for indemnification may be asserted hereunder by an Indemnified Party.

12.1.6 “Closing Date” means the date on which the Closing occurs.

12.1.7 “Closing” means the consummation of the transactions contemplated by this Agreement at the date and time set forth in Section 7.1 of this Agreement.

12.1.8 “Code” means the United States Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

12.1.9 “Company Intellectual Property” means any Intellectual Property that is owned by or licensed to the Company, including the Company Registered Intellectual Property.

12.1.10 “Company Material Loss” means liabilities in excess of $10,000 or the GBP sterling equivalent thereof calculated in accordance with the Bloomberg conversion rate as at 5pm on the date of loss.

12.1.11 “Company Real Property” means the Leased Real Property and the Owned Real Property.

12.1.12 “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by, filed in the name of, or licensed to, the Company.

12.1.13 “Confidential Information” means any data or information of the Purchaser or the Company (including trade secrets) that is used in or valuable to the operation of the Purchaser’s or Company’s business and is not generally available to the public or competitors.

12.1.14 “Control” means, when used with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

12.1.15 “Customer Contracts” means (a) all customer contracts and agreements with Customers and (b) all customer contracts and agreements (excluding work orders and purchase orders individually providing, or reasonably expected to provide, revenue to the Company of an amount less than $10,000 annually or the GBP sterling equivalent thereof calculated in accordance with the Bloomberg conversion rate as at 5pm on the date of any such contract and or agreement and or order for the provision of goods or services by the Company.

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12.1.16 “Customer” means each of the 10 largest customers of the Company based on dollar GBP sterling value of revenue generated by such customers for the 12-month period ended on October 31, 2021.

12.1.17 “Directors” means the (i) Board of Directors of a corporation; (ii) the Managers of a limited liability company, if manager managed and the Members of a limited liability company, if member managed; or (iii) the General Partner of a partnership, as applicable, or in each case similar management personnel of the applicable entity, which are authorized to govern the entity and have authority to approve and adopt, among other things, this Agreement and the terms and conditions hereof.

12.1.18 “Employee Benefit Plan” means, with respect to any Person, (a) each plan, fund, program, agreement, arrangement or scheme, including each plan, fund, program, agreement, arrangement or scheme maintained or required to be maintained under the Laws of a jurisdiction outside the United States of America, in each case, that is sponsored or maintained or required to be sponsored or maintained by such Person or to which such Person makes, or has an obligation to make, contributions, or with respect to which such Person has, or may have, any liabilities, providing for employee benefits or for the deferred or noncash remuneration, direct or indirect, of the employees, former employees, directors, managers, officers, consultants, independent contractors, contingent workers or leased employees of such Person or the dependents of any of them (whether written or oral), including each “welfare” plan (within the meaning of Section 3(1) of ERISA, determined without regard to whether such plan is subject to ERISA), (b) each “pension” plan (within the meaning of Section 3(2) of ERISA, determined without regard to whether such plan is subject to ERISA), (c) each severance, retention or change in control plan or agreement, each plan or agreement providing health, vacation, summer hours, supplemental unemployment benefit, hospitalization insurance, medical, dental, salary continuation, sick pay, unemployment benefits, or legal benefit, (d) each deferred compensation, bonus, incentive compensation, supplemental retirement plan, stock purchase, stock option and other equity compensation plan, and (e) each other employee benefit plan, fund, program, agreement, arrangement or scheme.

12.1.19 “Employees” shall mean all employees of the Company as of the Closing.

12.1.20 “Encumbrance” means any charge, claim, community or other marital property interest, condition, equitable interest, Lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

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12.1.21 “Environment” means any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or the ambient air.

12.1.22 “Environmental Laws” means all federal, state, or local or foreign Laws, Orders, permits, licenses, injunctions, writs, decrees or rulings of any Governmental Entity, relative to or that govern or purport to govern air quality, soil quality, water quality, sub-slab and indoor contaminant air vapors, wetlands, natural resources, solid waste, hazardous waste, hazardous or toxic substances (including Hazardous Materials), pollution or the protection of public health, human health or protection of the Environment, including pollution control, product registration and Hazardous Materials.

12.1.23 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

12.1.24 “Execution Date” means the date that this Agreement is countersigned by each Party hereto and copies of such executed versions as delivered to each Party hereto.

12.1.25 “Exhibit” means any exhibit attached to this Agreement.

12.1.26 “GAAP” means generally accepted accounting principles in the United States of America as applied consistently with the past practices of the Company or the Purchaser, as the case may be.

12.1.27 “GBP” or “£” means the lawful currency of the United Kingdom.

12.1.28 “Governing Documents” means (i) the articles or certificate of incorporation, or certificate of formation, and the bylaws of a corporation; (ii) the partnership agreement and any statement of partnership of a general partnership; (iii) the limited partnership agreement and the certificate or articles of limited partnership of a limited partnership; (iv) the limited liability partnership agreement and the certificate or articles of limited liability partnership of a limited liability partnership; (v) the operating agreement or limited liability company agreement and the articles of organization or certificate of formation of a limited liability company; (vi) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (vii) any amendment to any of the foregoing.

12.1.29 “Governmental Entity” means any federal, state, local or foreign government, any political subdivision thereof, or any court, administrative or regulatory agency, department, instrumentality, body or commission or other governmental authority or agency, or any self-regulating body, including a stock exchange, and any related arbitrator.

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12.1.30 “Hazardous Materials” means hazardous substances as that term is defined in CERCLA, solid waste, any waste, pollutant, contaminant, hazardous substance, toxic, ignitable, reactive or corrosive substance, hazardous waste, special waste, industrial substance, by-product, process-intermediate product or waste, asbestos or asbestos-containing materials, lead-based paint, petroleum or petroleum-derived substance or waste, chemical liquids or solids, liquid or gaseous products, or any constituent of any such substance or waste, or any other material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, explosive, radioactive, a contaminant or a pollutant or by other words of similar meaning or regulatory effect.

12.1.31 “Indebtedness” means any obligation or other Liability of the Company under or for any of the following (excluding any trade payable): (a) indebtedness with respect to borrowed money (including if guaranteed or for which a Person is otherwise liable or responsible, including an obligation to assume indebtedness); (b) any obligation evidenced by a note, bond, debenture or similar instrument; (c) swap or hedging contract; (d) capital lease or financial lease (but excluding operating leases); (e) banker acceptance; (f) purchase money mortgage, indenture, deed of trust, or other purchase money lien or conditional sale or other title retention agreement; (g) indebtedness secured by any mortgage, indenture or deed of trust upon any assets; (h) any other deferred purchase price of property or services for which the Company is liable, contingently or otherwise as obligor, guarantor, or otherwise, or in respect of which the Company otherwise assures against loss and (i) any interest, fee or expense accrued relating to any of the foregoing, and prepayment or similar penalties and expenses which are payable if such Liability is paid in full as of the Closing Date.

12.1.32 “Intellectual Property” means any or all of the following and all rights, arising out of or associated therewith: (a) all United States of America and foreign patents, patent applications and patent disclosures, together with all reissuances, divisions, renewals, extensions, provisionals, continuations, continuations-in-part and reexaminations thereof; (b) all inventions (whether patentable or not), invention disclosures, improvements, mask works, trade secrets, proprietary information, know-how, research development, formulas, technology, technical data, designs, drawings, specifications, research records, records of inventions, test information and customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, and all documentation relating to any of the foregoing throughout the world; (c) all works of authorship (whether copyrightable or not), any and all website content, all copyrights, copyright registrations and applications, registrations and renewals therefor, and all other rights corresponding thereto throughout the world; (d) all industrial designs and any registrations and applications therefor throughout the world; (e) all internet uniform resource locators, domain names, trade names, logos, slogans, designs, trade dress, common law trademarks and service marks, trademark and service mark and trade dress registrations and applications therefor throughout the world; (f) all databases and data collections and all rights therein throughout the world; (g) all moral and economic rights of authors and inventors, however denominated, throughout the world; and (h) any similar or equivalent rights to any of the foregoing anywhere in the world. Intellectual Property also includes all recipes and ingredients relating to Products.

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12.1.33 “Inventory” means all raw materials, work in process, supplies, parts, spare-parts, labels, ingredients, packaging materials, semi-finished goods, finished goods and other inventories.

12.1.34 “IRS” means the United States Internal Revenue Service.

12.1.35 “Knowledge” means all facts that are known, after reasonable inquiry, (a) with respect to the Sellers, by either Seller, and (b) with respect to the Purchaser, by the Chief Executive Officer of the Purchaser.

12.1.36 “Laws” means all statutes, rules, codes, regulations, restrictions, ordinances, orders, decrees, approvals, directives, judgments, injunctions, writs, awards and decrees of, or issued by, any Governmental Entity.

12.1.37 “Leased Real Property” means the parcels of real property of which the Company is the lessee (together with all fixtures and improvements thereon).

12.1.38 “Legal Dispute” means any action, suit, arbitration or Proceeding between or among the Parties and their respective Affiliates arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or any related document, which is not to be settled pursuant to Arbitration as expressly described herein.

12.1.39 “Liability” means any direct or indirect obligation, indebtedness, commitment, expense, Claim, deficiency, endorsement, debt or other Liability of any kind, whether known or unknown, direct or indirect, accrued or unaccrued, absolute or contingent, disputed or undisputed.

12.1.40 “Licenses” means all material notifications, licenses, permits (including environmental, construction and operation permits), qualifications, franchises, certificates, approvals, exemptions, classifications, registrations and other similar documents and authorizations issued by any Governmental Entity, and applications therefor.

12.1.41 “Liens” mean all mortgages, liens (statutory or otherwise), pledges, security interests, charges, claims, restrictions, limitations, options, easements, encroachments, rights of first refusal, preemptive rights, conditional sale agreements, or other right to purchase, adverse claims or restrictions or reservations of any kind, including restrictions on transfer or other assignment, as security or otherwise, of or relating to use, quiet enjoyment, voting transfer or any other encumbrance of any kind whatsoever.

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12.1.42 “Material Adverse Effect” means any state of facts, change, event, circumstance, effect or occurrence, individually or in the aggregate with other facts, change, event, effect or occurrence, that is or would reasonably likely be materially adverse to the financial condition, results of operations, properties, assets or liabilities (including contingent liabilities), or business of the Company taken as a whole; provided, that none of the following, and no changes, effects, events, circumstances, occurrences or states of facts arising out of or resulting from the following, shall be deemed, either alone or in combination, to constitute a Material Adverse Effect, or be taken into account in determining whether there has been a Material Adverse Effect, to the extent the following do not materially and disproportionately impact the Company, taken as a whole, compared to other companies in the industry or industries in which the Company operates, in which case the extent of such material and disproportionate effect may be taken into account in determining whether a Material Adverse Effect has occurred: (a) changes or effects in general economic conditions; (b) changes in Laws or GAAP (or other analogous accounting standards) or the enforcement thereof; (c) changes or effects, including legal, tax or regulatory changes, that generally affect the industry or industry sectors in which the Company operates; (d) any changes or effects that arise out of or are attributable to the commencement, occurrence, continuation or intensification of any war, sabotage, armed hostilities or acts of terrorism; or (e) changes or effects that arise out of or are attributable to the negotiation, execution, public announcement, pendency or performance of this Agreement or the compliance with the provisions thereof, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners or employees, but excluding any breach, violation or default, event of default or event of acceleration (or any event or circumstance that with notice, the lapse of time, or both would be or constitute a breach, violation, default, event of default or event of acceleration) or right of first refusal, right of first offer or preferential right that occurs, becomes exercisable or is otherwise triggered upon or as a result of the execution and delivery of this Agreement or any other Transaction Document or the consummation of the Acquisition.

12.1.43 “Order” means an order, binding determination, writ, injunction, judgment, plan, stipulation or decree.

12.1.44 “Ordinary Course” means (a) the ordinary course of business of the Company and consistent with the past practices of the Company and (b) not required to be authorized by the managers of the Company, or by any Person exercising similar authority; provided, that material violations of Law or a material violation of the contractual rights of third parties shall not be Ordinary Course.

12.1.45 “Owned Real Property” means the parcels of real property of which the Company is fee title owner (together with all fixtures and improvements thereon), if any.

12.1.46 “Permitted Liens” means (a) Liens for Taxes not yet due and payable, (b) statutory Liens of landlords, (c) Liens of carriers, warehousemen, mechanics, materialmen and repairmen and other like Liens incurred in the Ordinary Course and not yet delinquent, and (d) in the case of Company Real Property, zoning, building, or other restrictions, variances, covenants, rights of way, easements, mineral leases and reservations, and other minor irregularities in title, none of which, (i) interfere in any material respect with the present use of or occupancy of the affected parcel by the Company, (ii) have more than an immaterial effect on the value thereof or its use or (iii) impair the ability of such parcel to be sold, leased or subleased for its present use. For the avoidance of doubt, except for Liens described in clauses (a) and (b), Liens securing obligations for the payment of money shall not constitute Permitted Liens hereunder.

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12.1.47 “PCAOB” means Public Company Accounting Oversight Board.

12.1.48 “Person” means any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or Governmental Entity.

12.1.49 “Post-Closing Tax Period” means any Tax period (or portion thereof) beginning after the Closing Date.

12.1.50 “Pre-Closing Tax Period” means any Tax period (or portion thereof) ending on or before the Closing Date.

12.1.51 “Principal Market” means the OTCQX Best Market.

12.1.52 “Proceeding” means (i) any Claim, cause of action or other proceeding before or filed with a Governmental Entity, (ii) any investigation, inquiry, charge or audit by a Governmental Entity, or (iii) any Order.

12.1.53 “Products” means the products and goods, manufactured, marketed, distributed and/or sold by the Company, previously and/or as of the Closing Date, and any products currently in development by the Company.

12.1.54 “Purchaser Ancillary Documents” means any certificate, agreement, document or other instrument, other than this Agreement, to be executed and delivered by the Purchaser in connection with the transactions contemplated hereby, including, but not limited to the Transaction Documents which the Purchaser is party to.

12.1.55 “Purchaser Material Loss” means liabilities in excess of $10,000 or the GBP sterling equivalent thereof calculated in accordance with the Bloomberg conversion rate as at 5pm on the date of such loss.

12.1.56 “Purchaser Shares” means the Closing Shares and the Post-Closing Shares, as each such term is defined in Section 2.1, and, if applicable, the Earn-Out Shares, as such term is defined in Section 2.1.1.

12.1.57 “Receivables” means the Company’s accounts receivables as of the Closing Date.

12.1.58 “Registered Intellectual Property” means all United States of America and foreign: (a) patents and patent applications (including provisional applications); (b) registered trademarks and service marks, applications to register trademarks and service marks, and trade dress; intent-to-use applications, or other registrations or applications related to trademarks and service marks and trade dress; (c) registered copyrights and applications for copyright registration; (d) domain name registrations; (e) registered mask works and applications for mask work registration; and (f) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded with any federal, state, local or foreign Governmental Entity or other public body.

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12.1.59 “Release” means, with respect to any Hazardous Material, any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the Environment, except that “Release” shall not include the foregoing such events or occurrences to the extent it is authorized by or not in violation of Environmental Law and there is no requirement to give notice to any Governmental Entity.

12.1.60 “Representatives” means, with respect to a Person, such Person’s Affiliates and their respective parents, directors, managers, officers, employees, attorneys, accountants, representatives, financial advisors, lenders, consultants, and other agents.

12.1.61 “Revenue” means the net amount of revenue attributable to the Company’s products and services as recognized by Purchaser in accordance with GAAP applied in accordance with Purchaser’s then-existing corporate policies, less product returns, royalties paid by Purchaser to third parties for the Company’s products or services, discounts including but not limited to customer and distributor discounts, and excluding amounts invoiced for any other product, shipping, taxes, duties or other similar amounts.

12.1.62 “Right of Set Off” means, subject to the terms and conditions set forth in this Agreement, the right of any Set Off Right Holder (as defined in Section 2.3) to set off against any unpaid amount due from the Sellers pursuant to ARTICLE XI, certain amounts due or which may become due to the Sellers under Section 2.1.3, Section 2.1.4, and/or Section 2.2.

12.1.63 “Schedule” means any schedule attached to this Agreement.

12.1.64 “SEC” means Securities and Exchange Commission.

12.1.65 “Securities Act” means the Securities Act of 1933, as amended.

12.1.66 “Seller Ancillary Documents” means any certificate, agreement, document or other instrument, other than this Agreement, to be executed and delivered by the Seller or any Affiliate of the Seller in connection with the transactions contemplated hereby, including, but not limited to the Transaction Documents.

12.1.67 “Seller Schedules” means the various schedules of the Seller as described in ARTICLE IV.

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12.1.68 “Subsidiary” or “Subsidiaries” means any or all Persons of which the Company (or other specified Person) shall own directly or indirectly through another Person, a nominee arrangement or otherwise (a) at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally or otherwise have the power to elect a majority of the board of directors or similar governing body or the legal power to direct the business or policies of such Person or (b) a majority of the economic interests of such Person.

12.1.69 “Supplier” means each of the 10 largest suppliers or service providers to the Company based on the dollar value of materials or services purchased by the Company for the 12-month period ended on October 31, 2021.

12.1.70 “Tax Benefit” means any refund received by a Person of Taxes previously paid, and any credit applied to reduce otherwise required Tax payments of a Person, including any refund or reduction in estimated Tax payments.

12.1.71 “Tax Return” means any report, return, declaration or other information required to be supplied to a Governmental Entity in connection with Taxes, including estimated returns, amended returns, information statements and reports of every kind with respect to Taxes.

12.1.72 “Taxes” means all taxes, assessments, charges, duties, fees, levies and other governmental charges (including interest, penalties or additions associated therewith), including income, franchise, capital stock, real property, personal property, tangible, withholding, employment, payroll, social security, social contribution, unemployment compensation, unclaimed property escheat, disability, transfer, sales, use, excise, License, occupation, registration, stamp, premium, environmental, customs duties, alternative or add-on minimum, estimated, gross receipts, value-added and all other taxes of any kind imposed by any Governmental Entity.

12.1.73 “Transaction Documents” shall mean this Agreement, the Share Registration Form, Seller Certification, Stock Power and Assignment of Uncertificated Common Stock form, Shareholders Agreement, and any other agreement contemplated by this Agreement to which the Purchaser or the Seller are a party.

12.1.74 “Transfer” means offer for sale, sell, pledge, hypothecate, transfer, assign or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the sale, pledge, hypothecation, transfer, assignment or other disposition at any time) (including, without limitation, by operation of law) of any Purchaser Shares or enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Purchaser Shares, whether any such transaction is to be settled by delivery of Purchaser Shares or other securities, in cash or otherwise.

12.1.75 “Treasury Regulations” means the Income Tax Regulations, promulgated under the Code.

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12.1.76 “Twelve-Month Trailing EBITDA” means, with respect to a given 12-month period, net income/loss as reflected in the Company’s audited financial statements, less interest, taxes, depreciation and amortization over such period, as reasonably determined by the Purchaser in accordance with GAAP.

ARTICLE XIII.
MISCELLANEOUS PROVISIONS

13.1. Notices. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered (i) by personal delivery, or (ii) by national overnight courier service, or (iii) by certified or registered mail, return receipt requested, or (iv) via facsimile transmission, with confirmed receipt, or (v) via email. Notice shall be effective upon receipt except for notice via fax (as discussed above) or email, which shall be effective only when the recipient, by return or reply email or notice delivered by other method provided for in this Section 13.1, acknowledges having received that email (with an automatic “read receipt” or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section 13.1, but which acknowledgement of acceptance shall also include cases where recipient ‘replies’ to such prior email, including the body of the prior email in such ‘reply’). Such notices shall be sent to the applicable Party or parties at the address specified below, subject to notice of changes thereof from any Party with at least ten (10) Business Days’ notice to the other Parties. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

If to the Purchaser:

Golden Matrix Group, Inc.

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

Attention: Anthony B. Goodman, CEO

Email:

With copy to (which shall not constitute notice):

The Loev Law Firm, PC

Attn: David M. Loev and John S. Gillies

6300 West Loop South, Suite 280

Bellaire, Texas 77401

Fax: (713) 524-4122

Email:

If to the Sellers, to:

Mark Weir

Unit B, Richbrook Ind. Estate

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Bessbrook

Northern Ireland

BT35 7DS

Email.

Paul Hardman

Unit B, Richbrook Ind. Estate

Bessbrook

Northern Ireland

BT35 7DS

Email:

With copy to (which shall not constitute notice to):

McCotter & Company Solicitors

Attn. Mike McCotter

5 Elmfield Road

Newtownabbey

Co Antrim

UNITED KINGDOM

BT36 6DN

Tel. +447747846831

Email.

13.2. Schedules and Exhibits. The Schedules and Exhibits are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full herein.

13.3. Assignment; Successors in Interest. No assignment or transfer by either Party of such Party’s rights and obligations hereunder shall be made except with the prior written consent of the other Parties. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns, and any reference to a Party shall also be a reference to the successors and permitted assigns thereof.

13.4. Captions. The titles, captions and table of contents contained herein are inserted herein only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

13.5. Publicity. Purchaser, and no other party, shall control, direct or make any public announcement, including the initial press release, regarding this Agreement and the transactions contemplated hereby except as may be required by applicable Law or by any Governmental Entity; provided, however, if the Company or the Sellers believe they are required by applicable Law or by any Governmental Entity to make a public statement regarding this Agreement or any of the transactions contemplated hereby such party shall use commercially reasonable efforts to first consult with the Purchaser. The Sellers and Company shall allow Purchaser first to review the text of any such public statement.

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13.6. Arbitration. Any matter expressly subject to Arbitration as provided above, shall be resolved in accordance with the procedures set forth in this 13.6. The Parties shall engage the Arbitrator and submit such disputed matters to the Arbitrator for resolution by the Barrister Mediation & Arbitration Service (BMAS) sitting in Belfast, Northern Ireland (UK). Such resolution shall be final and binding on the Parties. The Arbitrator’s review shall be limited to the items or amounts that have been identified as items or amounts as to which the Purchaser and the Seller have been unable to agree, and the Arbitrator shall consider only the written materials submitted by the Purchaser and the Seller and the applicable provisions of this Agreement (i.e., the Arbitrator will not conduct an independent review). The Arbitrator shall use commercially reasonable efforts to complete its work within sixty (60) days following its engagement. The fees, costs and expenses of the Arbitrator (1) shall be borne by the Purchaser in the proportion that the aggregate dollar amount (or the GBP sterling equivalent thereof calculated in accordance with the Bloomberg conversion rate as at 5pm on the date of adjudication) of all such disputed items so submitted that are unsuccessfully disputed by the Purchaser (as finally determined by the Arbitrator) bears to the aggregate dollar amount (or the GBP sterling equivalent thereof calculated in accordance with the Bloomberg conversion rate as at 5pm on the date of submission) of such items so submitted and (2) shall be borne by the Seller (or such other applicable Persons subject to such Arbitration hereunder) in the proportion that the aggregate dollar amount (or the GBP sterling equivalent thereof calculated in accordance with the Bloomberg conversion rate as at 5pm on the date of adjudication) of such disputed items so submitted that are successfully disputed by the Purchaser or Seller (or such other applicable Persons subject to such Arbitration hereunder)(as finally determined by the Arbitrator) bears to the aggregate dollar amount (or the GBP sterling equivalent thereof calculated in accordance with the Bloomberg conversion rate as at 5pm on the date of submission) of all such items so submitted; provided that if such dispute subject to Arbitration does not involve a dollar amount in dispute, each party shall bear 50% of such Arbitration costs.

13.7. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

13.7.1 This Agreement shall be governed exclusively by and construed and enforced in accordance with the internal Laws governing the jurisdiction of Northern Ireland without reference to its choice of law rules.

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13.7.2 Each Party hereby irrevocably consents and agrees that any Legal Dispute in connection with this Agreement and/or the transactions contemplated hereby shall be brought only to the exclusive jurisdiction of the courts of the jurisdiction of Northern Ireland. In that context, and without limiting the generality of the foregoing, each Party hereby irrevocably and unconditionally (i) consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or Proceeding; (ii) waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or Proceeding in any such court or that any such suit, action or Proceeding that is brought in any such court has been brought in an inconvenient forum; and (iii) waives any objection to service of process effected in accordance with 13.1 or any means allowable under Northern Ireland law or procedure. During the period a Legal Dispute is pending before a court, all actions, suits or Proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. In the event a Legal Dispute is brought pursuant to this Section 13.7.2, each Party hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such Party is not subject thereto, (b) such action, suit or Proceeding may not be brought or is not maintainable in such court, (c) such Party’s property is exempt or immune from execution, (d) such action, suit or Proceeding is brought in an inconvenient forum or (e) the venue of such action, suit or Proceeding is improper. A final judgment in any action, suit or Proceeding described in this Section 13.7.2 following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws.

13.7.3 EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE SELLER ANCILLARY AGREEMENTS OR THE PURCHASER ANCILLARY AGREEMENTS OR ANY OTHER TRANSACTION AGREEMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY AND IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE SELLER ANCILLARY AGREEMENTS AND THE PURCHASER ANCILLARY AGREEMENTS AND ANY OTHER TRANSACTION AGREEMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.7.3.

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13.8. Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible. To the extent permitted by Law, each Party hereby waives any provision of Law that renders any such provision prohibited or unenforceable in any respect.

13.9. Amendment. This Agreement may not be amended, modified or supplemented, except by written agreement of the Parties. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all Parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

13.10. Enforcement of Certain Rights. Except as expressly provided herein nothing expressed or implied herein is intended, or shall be construed, to confer upon or give any Person other than the Parties, and their successors or permitted assigns, any right, remedy, obligation or Liability under or by reason of this Agreement, or result in such Person being deemed a third-party beneficiary hereof (except as expressly set forth herein).

13.11. Waiver. Any agreement on the part of either Party to any extension or waiver of any provision hereof shall be valid only if set forth in an instrument in writing signed on behalf of such Party. A waiver by either Party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by either Party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

13.12. Integration. THIS AGREEMENT AND THE DOCUMENTS EXECUTED PURSUANT HERETO, INCLUDING THE EXHIBITS AND SCHEDULES HERETO, SUPERSEDE ALL NEGOTIATIONS, AGREEMENTS AND UNDERSTANDINGS BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT THERETO.

13.13. Cooperation Following the Closing. Following the Closing, each Party shall deliver to the other Party such further information and documents and shall execute and deliver to the other Party such further instruments and agreements as the other Party shall reasonably request to consummate or confirm the transactions provided for herein, to accomplish the purpose hereof or to assure to the other Party the benefits hereof.

13.14. Transaction Costs. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

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13.15. Construction. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, and references to the singular include the plural; (b) references to any gender include the other genders; (c) the words “include,” “includes” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof”, “herein”, “hereunder”, “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) the terms “day” and “days” mean and refer to calendar day(s); (f) the terms “year” and “years” mean and refer to calendar year(s); (g) all references in this Agreement to “dollars” or “$”; and (h) all references in this Agreement to “GBP sterling” or “£” shall mean the lawful currency of the United Kingdom of Great Britain and Northern Ireland. Unless otherwise set forth herein, references in this Agreement to (i) any document, instrument or agreement (including this Agreement) (A) includes and incorporates all exhibits, schedules and other attachments thereto, (B) includes all documents, instruments or agreements issued or executed in replacement thereof and (C) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time, and (ii) a particular Law means such Law as amended, modified, supplemented or succeeded, from time to time and in effect at any given time. All Article, Section, Exhibit and Schedule references herein are to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified. This Agreement shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it. Accounting terms not specifically defined herein shall be construed in accordance with GAAP.

13.16. No Presumption from Drafting. This Agreement has been negotiated at arm’s-length between Persons knowledgeable in the matters set forth within this Agreement. Accordingly, given that all Parties have had the opportunity to draft, review and/or edit the language of this Agreement, no presumption for or against any Party arising out of drafting all or any part of this Agreement will be applied in any action relating to, connected with or involving this Agreement. In particular, any rule of law, legal decisions, or common law principles of similar effect that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to affect the intentions of the Parties.

13.17. Review and Construction of Documents. Each Party herein expressly represents and warrants to all other Parties hereto that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

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13.18. Electronic Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

13.19. Transaction Expenses. Until Closing, in the event this Agreement is terminated prior to Closing and/or in the event the Exchange does not close, each Party shall be responsible for the payment of any and all of its own expenses, including without limitation the fees and expenses of counsel, accountants and other advisers, arising out of or relating directly or indirectly to the transactions contemplated by this Agreement (“Transaction Expenses”).

[Remainder of page left intentionally blank. Signature page follows.]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed, as of the date first above written.

PURCHASER:

Golden Matrix Group, Inc.

By:	/s/ Anthony B. Goodman
Name: Anthony B. Goodman
Title: Chief Executive Officer

SELLERS:

/s/ Mark Weir
Mark Weir

/s/ Paul Hardman
Paul Hardman

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EXHIBIT A

FORM OF STOCK REGISTRATION FORM

(CHECK ONE):

_____	INDIVIDUAL OWNERSHIP (one signature required)

_____	TRUST (please include name of trust, name of trustee, and date trust was formed and copy of the Trust Agreement or other authorization)

_____	PARTNERSHIP (please include a copy of the Partnership Agreement authorizing signature)

_____	CORPORATION (please include a certified corporate resolution authorizing signature)

_____	LIMITED LIABILITY COMPANY (please include a certified corporate resolution authorizing signature)

________________________________________________________________________

Please print here the exact name (registration)

Seller desires to appear in the records of the Purchaser

________________________________________________________________________

Please print here the exact address

Seller desires to appear in the records of the Purchaser

Signature:

By:
Printed Name:

If on behalf of Entity:

Entity Name: ___________________

Signatory’s Position with Entity: ___________________

Beneficial Owner(s) of Securities To Be Owned by Entity:

_____________________

Address: ____________________________________________________________

SS#/Tax Id Number: ______________________________

Telephone Number: ( ) - _____ - _______

Email:____________________

EXHIBIT B

CERTIFICATE OF ACCREDITED INVESTOR STATUS

By signing below, the undersigned confirms, acknowledges and agrees that he, she or it, is an “accredited investor,” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”). This Certificate of Accredited Investor Status forms a part of that certain Sale and Purchase Agreement dated on or around November [  ], 2021, by and between Golden Matrix Holdings, Inc., a Nevada corporation (the “Purchaser”), and Mark Weir and Paul Harding, individual residents of the United Kingdom (“Seller”) (the “Purchase Agreement”). Capitalized terms used herein but not otherwise defined have the meanings given to such terms in the Purchase Agreement.

The undersigned has initialed the line below indicating the basis on which he, she or it is representing his, her or its status as an “accredited investor”. The representation and confirmation below shall be effective for all purposes as of the Closing Date, as defined in the Purchase Agreement (the “Applicable Date”) pursuant to the terms of the Purchase Agreement. The Purchaser and its attorneys and representatives shall be able to rely on this Certificate of Accredited Investor Status for any and all purposes. The undersigned confirms, acknowledges and agrees that he, she or it, is an “accredited investor”, due to the fact that he, she or it is:

_______	a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

_______	a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_______	an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

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1 | Page

_______	a natural person whose individual net worth, or joint net worth with the undersigned’s spouse, at the time of this purchase exceeds $1,000,000. For purposes of this item, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the Applicable Date, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the Applicable Date;

_______	a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year. “Income” for this purpose is computed by adding the following items to adjusted gross income for federal income tax purposes: (a) the amount of any tax-exempt interest income received; (b) the amount of losses claimed as a limited partner in a limited partnership; (c) any deduction claimed for depletion; (d) deductions for alimony paid; (e) deductible amounts contributed to an IRA or Keogh retirement plan; and (f) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code; or

_______	an entity (other than a trust) in which all of the equity holders are “accredited investors” by virtue of their meeting one or more of the above standards.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Accredited Investor Status on _______________, 2021.

Name:

By:
Signature

Printed Name of Signatory (if entity):

Title:
(required for any stockholder that is a corporation, partnership, trust or other entity)

If joint ownership, both parties should sign above.

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2 | Page

EXHIBIT C

STOCK POWER AND ASSIGNMENT OF

UNCERTIFICATED ORDINARY SHARES

FOR VALUE RECEIVED, effective November __, 2021, the undersigned (the “Assignor”), the owner of ___% of the capital stock of RKingsCompetitions Ltd, a private limited company formed under the laws of the United Kingdom (the “Company”), hereby sells, assigns, and transfers unto Golden Matrix Group, Inc., a Nevada corporation (the “Assignee”), an aggregate of ___ Ordinary Shares of the Company (representing ____% of the aggregate outstanding Ordinary Shares of the Company), which are owed by the undersigned Assignor, along with any and all appurtenant rights thereto (the “Securities”) and Assignor does hereby irrevocably constitute and appoint the Secretary or other appropriate officers of the Company as its attorney-in-fact with full power to transfer said Securities on the books of the Company with full power of substitution in the premises. Such Securities are not represented by certificates, are held in book entry form and stand in the undersigned’s name on the books and records of the Company.

[Name of Assignor]

EXHIBIT D

FORM OF SHAREHOLDERS AGREEMENT

(TO BE ATTACHED)